                                                                    EXHIBIT 2(a)


                            STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered as of the 9th day of January, 1997, by and among the entities and individuals listed in Exhibit A, attached hereto and made a part hereof (collectively the "Sellers" and individually a "Seller"), and ONEOK Resources Company, a Delaware corporation (hereinafter referred to as "Buyer" or "Resources").

       WITNESSETH THAT:

       WHEREAS, Sellers are the owners of (i) all of the outstanding shares (the "PSEC Shares") of the capital stock of PSEC, Inc., an Oklahoma corporation ("PSEC"), and (ii) all of the outstanding shares (the "PSPC Shares") of the capital stock of PSPC, Ltd., an Oklahoma corporation ("PSPC") (the PSEC Shares and the PSPC Shares are sometimes hereinafter referred to collectively as the "Shares"); and

       WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers the Shares on the terms and conditions set forth herein.

       NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

                                   ARTICLE 1
                          CORPORATE STRUCTURE; ASSETS

       1.1 Corporate Structure. The corporate structure of PSEC, PSPC and their affiliated entities is as shown in Exhibit B. PSEC presently is the Manager of N.E. 23rd, L.L.C., an Oklahoma limited liability company ("NE 23rd"). NE 23rd will be liquidated and dissolved promptly after execution of this Agreement and undivided interests in the properties presently owned of record by NE 23rd equal to PSEC's interest in NE 23rd will be distributed to PSEC. The cost of the NE 23rd liquidation and dissolution allocable to PSEC's interest shall be borne and paid for by Sellers. PSPC is the managing general partner of Sycamore Gas System ("Sycamore"), a general partnership formed under the Oklahoma Uniform Partnership Act. PSEC and PSPC are sometimes hereinafter referred to collectively as the "Companies." For purposes of this Agreement,
(i) PSEC shall be deemed to own "directly" all of the assets owned by PSEC and "indirectly" an interest in NE 23rd's properties equal to PSEC's interest in NE 23rd (which properties will be owned directly by PSEC following the dissolution of NE 23rd and the assignment of such properties to PSEC), and (ii) PSPC shall be deemed to own "directly" all assets owned by PSPC and "indirectly" an interest in all of the assets owned by Sycamore equal to PSPC's interest in Sycamore.

       1.2 Assets. The principal assets owned directly and indirectly by the Companies are (i) producing and non-producing oil and gas leasehold interests, together with the wells, personal property, fixtures and equipment located on the lands covered thereby or used or obtained in connection with the production and development thereof, and together with all contracts, agreements, licenses, permits, easements, orders of regulatory agencies and other rights and interests relating thereto (collectively, the "Properties"), and (ii) PSPC's indirect interest in the gas gathering system, processing plant and storage facilities described in Exhibit C, together with all real property, easements, rights of way, surface use agreements and other interests in real property related or appurtenant thereto, all personal property, fixtures and equipment comprising or used in connection therewith, and all contracts and agreements of every nature whatsoever relating thereto (the "Sycamore System"). The Properties and the Sycamore System, together with all other assets, properties, rights, contracts, claims and interests of every kind, whether real, personal or mixed, owned directly or indirectly by the Companies are hereinafter referred to collectively as the "Assets."

       1.3 Reserve Report Properties. Substantially all of the Properties described by well or unit name in Exhibit D are included in that certain Reserve Report dated as of August 23, 1996, prepared by the Companies and heretofore furnished to Buyer. The Properties described in Exhibit D, whether or not listed in the Reserve Report, are hereinafter referred to collectively as the "Reserve Report Properties."

                                   ARTICLE 2
                        SALE AND PURCHASE OF THE SHARES

       2.1 Agreement for Sale and Purchase. Sellers hereby agree to sell to Buyer and Buyer hereby agrees to purchase from Sellers on the Closing Date (as hereinafter defined) all, but not less than all, of the Shares.

       2.2 Purchase Price; Exchange Shares. The purchase price for the Shares (the "Purchase Price") shall be the sum of (i) $10,133,977 (the "Base Price"), which shall be allocated $6,789,180 to the PSEC Shares and $3,344,797 to the PSPC Shares, plus or minus, as appropriate (ii) the Net Adjustment (as hereinafter defined). The Purchase Price shall be paid by the delivery by Buyer or by ONEOK Inc. ("ONEOK", the corporate parent of Buyer) to Sellers of that number of shares (the "Exchange Shares") of the common stock (no par value) of ONEOK ("ONEOK Stock") having an aggregate Closing Value (hereinafter defined) equal to the Purchase Price. The Closing Value of each Exchange Share shall be the average of the daily closing prices of ONEOK Stock as reported in the Wall Street Journal for the (10) consecutive trading days beginning fifteen
(15) trading days prior to the Closing Date (the "Valuation Period"). No fractional shares shall be issued to Sellers pursuant to the terms hereof. In lieu of fractional shares, the value of any fractional share shall be paid in cash to the Sellers based on the value of the shares established as stated above. Buyer agrees that ONEOK will reserve a sufficient number of shares of ONEOK Stock necessary to effect the transaction contemplated by this Agreement.

       2.3 Net Adjustment. The Net Adjustment shall be the sum of the adjustment amounts described in Sections 3.3 and 3.4 (Title Defects), Section
8.5 (Gas Imbalances), Section 8.6 (Disapproved Operations), Section 8.8 (Working Capital) and Section 9.5 (Environmental Defects).

       2.4 Deposit. Contemporaneously with the execution of this Agreement, Buyer is delivering to Boatmen's First National Bank of Oklahoma ("Deposit Holder"), in immediately available funds in accordance with wire instructions furnished by Deposit Holder, the sum of $1,000,000 as a deposit toward the Purchase Price (the "Deposit"). The Deposit shall be held by Deposit Holder pursuant to the terms of that certain Deposit Agreement of even date herewith by and among Sellers, Buyer and Deposit Holder in the form attached hereto as Exhibit E. The Deposit shall be returned to Buyer at the Closing. In the event that Buyer shall fail to close the transaction contemplated hereby in accordance with the terms of this Agreement, and provided that the conditions precedent to the obligations of Buyer as set forth in Article 10 hereof have been fulfilled or Sellers are ready, willing and able to comply with all such conditions precedent, Sellers shall be entitled to retain the Deposit as liquidated damages pursuant to Section 12.2.

       2.5 Agreed Values. A portion of the Base Price has been allocated by the parties among the Reserve Report Properties and PSPC's interest in Sycamore as set out in Exhibit D. The amounts so allocated and are referred to herein as the "Agreed Values" of such Assets.

                                   ARTICLE 3
                         TITLE EXAMINATION; ADJUSTMENTS

       3.1 Title Materials. From the date hereof to the Closing Date, Sellers shall cause the Companies to provide Buyer full opportunity to examine the books, records and files of the Companies . Sellers make no warranty or representation, express or implied, with respect to the accuracy or completeness of any title information, records or other data made available to Buyer in connection with this Agreement.

       3.2    Title Defects; Defensible Title.

              (a) Adjustments to the Base Price for failure of title shall be made only with respect to the Sycamore System and the Reserve Report Properties (collectively, the "Examined Interests"). As used herein, the term "Title Defect" shall mean any lien, claim,





                                      -3-
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defect, encumbrance, security interest, burden or deficiency such that the
Companies (directly or indirectly) do not have Defensible Title (hereinafter defined), as distinguished from technically marketable title, to any item of the Examined Interests; provided, no Permitted Encumbrance (hereinafter defined) shall constitute a Title Defect.

              (b) As used herein, the term "Defensible Title" (i) with respect to the Sycamore System means clear, unencumbered and uncontested title of record in Sycamore to the real and personal property comprising the Sycamore System, and (ii) with respect to the Reserve Report Properties means clear, unencumbered and uncontested title of record in PSEC, PSPC or NE 23rd to the Reserve Report Properties such that (A) after giving effect to existing spacing orders, operating agreements, unit agreements, unitization orders and pooling designations, and subject to the limitations, if any, described in Exhibit D, and after taking into account all royalty interests, overriding royalty interests, net profit interests, production payments and other burdens on production, the Companies (directly or indirectly) are entitled to a share (expressed as a decimal) of all oil, gas and other minerals produced from each well described in Exhibit D which is not less than the Net Revenue Interest set out in Exhibit D in connection with the description of such well, (B) the Companies own an undivided interest (expressed as a decimal) equal to the Working Interest set out in Exhibit D in connection with the description of each such well in and to all property and rights incident thereto, including all rights in, to and under all agreements, leases, permits, easements, licenses and orders in any way relating thereto, and in and to all wells, personal property, fixtures and improvements thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treatment or sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, (C) the Companies are obligated for a fraction of the costs relating to the exploration, development and operation of such well no greater than the Working Interest set out in Exhibit D in connection with the description of such well, (D) except as shown in Exhibit D, the Companies' interests in such wells and the production therefrom are not subject to being reduced by virtue of reversionary interests owned by third parties and (E) any material failure on the part of Sellers to comply with the terms and conditions of the agreements, leases, permits, easements, licenses and orders relating to such wells and the personal property, fixtures and improvements thereon.

              (c)    As used herein, the term "Permitted Encumbrances" means
(i) matters described without material omission in any of the Exhibits or Schedules attached hereto, (ii) royalties, overriding royalties, net profits interests, production payments and other burdens on production which do not reduce the Companies' Net Revenue Interest in any of the Reserve Report Properties to less than that described in Exhibit D, (iii) liens for taxes, assessments, labor and materials where payment is not due, (iv)





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operating agreements, unit agreements, unitization and pooling designations and declarations, gathering and transportation agreements, processing agreements, gas, oil and liquids purchase, sale and exchange agreements, and other similar agreements which are not required by the terms of this Agreement to be disclosed on any Schedule hereto, provided (A) they contain terms and conditions customary in the oil and gas industry, (B) they do not adversely affect or burden the ownership of the Sycamore System or the Reserve Report Properties (C) all amounts due and payable by the Companies thereunder have been paid in full, and (D) the Companies are not in material default thereunder, (v) regulatory authority of governmental agencies not presently or previously violated, easements, surface leases and rights, plat restrictions and similar encumbrances, provided that they do not materially detract from the value, materially increase the cost of operation of any item of the Examined Interests or otherwise adversely affect the operation thereof, and (vi) liens, charges, encumbrances and irregularities in the chain of title which, because of remoteness in or passage of time, statutory cure periods, marketable title acts or other similar reasons, have not affected or interrupted, and are not reasonably expected to affect or interrupt, the claimed ownership of the Companies or their predecessors in title or the receipt of production revenues from the Properties affected thereby.

       3.3  Title Examination; Notice of Defects.

              (a) Promptly after execution of this Agreement, Buyer shall, at Buyer's sole cost and expense, commence and pursue such examination of title to the Examined Interests as Buyer deems necessary or proper. Buyer will conclude its title review and give notice to Sellers of any asserted Title Defects affecting the Examined Interests not later than fourteen (14) days prior to the date scheduled for the Closing in Section 13.1 hereof (the "Title Notice Date"). Each such notice shall include a brief description of each Title Defect of which notice is being given, the action required to cure such Title Defect and the proposed adjustment to the Base Price by reason of the existence of such Title Defect. Buyer shall be deemed to have waived any Title Defects existing with respect to the Examined Interests except to the extent such Title Defects are set out in a notice given on or prior to the Title Notice Date.

              (b) Sellers shall have a period of eleven (11) days after the Title Notice Date to cure or cause the Companies to cure all or any portion of the Title Defects described in any notice(s) of Title Defects affecting Examined Interests properly given by Buyer prior to such date. All costs and expenses incurred by the Companies in curing Title Defects so noticed by Buyer shall result in a downward adjustment of the Base Price at the Closing. In the event Sellers are unable or unwilling to cure or cause the Companies to cure any of the asserted Title Defects prior to the expiration





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
of each cure period, the parties shall proceed in accordance with Section 3.4.

       3.4  Adjustments.

              (a) If any uncured Title Defect is based on Buyer's notice that the Companies own a Net Revenue Interest less than that shown on Exhibit D with respect to a particular Reserve Report Property, then provided the working interest owned by the Companies in such Property remains proportionate to that set out in Exhibit D, the Agreed Value of such Property shall be reduced in the same proportion that the actual Net Revenue Interest bears to the Net Revenue Interest shown therefor on Exhibit D and the amount of such reduction shall constitute the approved adjustment amount with respect to such Title Defect.

               (b) If any uncured Title Defect involves a claim against or uncertainty with respect to the Companies' title to a particular item of the Examined Interests, the parties shall attempt to negotiate a mutually acceptable reduction in the Agreed Value of such Property by reason of such defect. In the event the parties agree on an appropriate reduction in the Agreed Value, such amount shall constitute the principal amount of Buyer's approved claim with respect to such Title Defect. If the parties are unable to agree on an appropriate reduction and Buyer elects not to waive the Title Defect, then Sellers shall have the option of (i) proceeding to Closing but reducing the Base Price by the Agreed Value of such Property if acceptable to Buyer, or (ii) proceeding to Closing but prior thereto causing the Companies to assign the affected Property to a third party (which may be owned by Sellers) and reducing the Base Price by the Agreed Value of such Property, or (iii) proceeding to Closing but directing the Buyer to separately deposit under an escrow agreement to be established pursuant to Section 3.5 hereof that number of Exchange Shares having a Closing Value equal to not less than the Agreed Value of the affected Property and referring to arbitration (to be conducted in accordance with the procedures set out in Section 3.6 hereof) the dispute concerning the proper amount, if any, of the reduction of the Base Price (not to exceed the Agreed Value) by reason of such Title Defect. Option (i) and (ii) of this subparagraph 3.4(b) shall not be applicable with respect to unresolved Title Defects affecting the Sycamore System. In the event the aggregate adjustment for Title Defects exceeds the sum of $1,000,000, either Sellers or Buyer may terminate this Agreement prior to the Closing by written notice to the other without further liability to Buyer or Sellers other than return of the Deposit.

              (c) If, prior to the Title Notice Date, either Sellers or Buyer determine that the Net Revenue Interest owned by the Companies in any Reserve Report Property is greater than that set forth on Exhibit D, then provided the Working Interest owned by the Companies in such Property remains proportionate to that set out





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
in Exhibit D, the Agreed Value of such Property shall be increased in the same proportion that the actual Net Revenue Interest bears to the Net Revenue Interest shown therefor in Exhibit D and such increase shall constitute an upward adjustment to the Base Price. The party discovering any such error promptly shall notify the other so that the appropriate adjustment may be made.


       3.5 Title Escrow. In the event the Base Price adjustment by reason of any asserted Title Defect is not determined at or prior to the Closing pursuant to the provisions of Section 3.4 hereof and Sellers elect to refer the determination of the appropriate adjustment, if any, to arbitration, then at the Closing Sellers, Buyer and the Deposit Holder shall execute an escrow agreement in the form attached hereto as Exhibit F (the "Escrow Agreement"), and Buyer will deposit with the Deposit Holder (defined under the Escrow Agreement as the "Escrow Agent") that number of Exchange Shares having a Closing Value equal to not less than the Agreed Values of the interests in the Properties affected by said asserted Title Defects (such Exchange Shares being referred to herein as the "Title Escrow"), with said Title Escrow to be held, administered and distributed pursuant to the terms of the Escrow Agreement.

       3.6 Arbitration. In the event any Title Defect claim timely and properly noticed by Buyer is referred by Sellers to arbitration, a binding arbitration proceeding promptly shall be conducted in Oklahoma City, Oklahoma, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration proceeding shall be conducted by a single arbitrator agreed to by the parties, or if they are unable to agree, selected by the AAA. The arbitrator shall be a licensed attorney experienced in oil and gas title examination or systems such as the Sycamore System, as appropriate. The decision of the arbitrator with respect to the amount, if any, of the allowed claim for each Title Defect referred to arbitration shall be conclusive and binding upon the parties; provided, however, that in no event shall the allowed claim exceed the Agreed Value of the Property subject to the claimed Title Defect. The general expenses of arbitration, including the fees of the AAA if necessitated by reason of the failure of the parties to agree upon an arbitrator, shall be borne equally by Sellers and Buyers; however, each party shall bear and pay the fees and expenses of its own witnesses, legal counsel and of the collection and presentation of its evidence. The decision of the arbitrator shall be effected by joint written instructions from the parties to the Escrow Agent, subject to the threshold requirements of Section 3.5 hereof.



                                   ARTICLE 4
       REPRESENTATIONS AND WARRANTIES OF SELLERS RELATING TO THE COMPANY

       Each Seller does hereby severally, and not jointly with any other Seller, represent and warrant to Buyer as of the date





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
hereof as follows (the following representations and warranties relating to NE 23rd must be considered with reference to the fact that between the date of this Agreement and the Closing Date, NE 23rd will be liquidated and dissolved, so that certain representations and warranties concerning NE 23rd, for example those concerning its legal existence and status, while made by Sellers and true of the date of this Agreement will not be made and will not be true as of the Closing Date):

       4.1 Compliance With Agreements and Laws. No material default exists under any of the terms and provisions, express or implied, of any material agreement, contract or commitment to which any of the Companies, Sycamore or NE 23rd is a party or to which any part of the Assets is subject, and the Companies have not received any notice of any claim of such default. All wells included in the Properties have been drilled, completed and operated, and all production therefrom has been accounted for and paid to the persons entitled thereto, and the Properties and the Sycamore System have been operated, in substantial compliance with all applicable Federal, state and local laws and applicable rules and regulations of the Federal, state and local regulatory authorities having jurisdiction thereof. Seller has made available to Buyer for examination all material agreements to which the Companies, Sycamore or NE 23rd is a party or is obligated in any way.

       4.2 Sale of Production. Except as disclosed in Schedule 4.2, neither of the Companies nor Sycamore nor NE 23rd is obligated by virtue of any prepayment made under any production sales contract or any other contract containing a take-or-pay clause, or under any other arrangement whether similar or not, to deliver oil, gas or other minerals produced from or allocated to any of the Properties at any time after September 1, 1996, without receiving full payment therefor at the time of delivery. Except for routine suspense on new wells, proceeds from the sale of oil and gas from the Reserve Report Properties are being received by the Companies in a timely manner and are not being held in suspense for any reason. Sellers have described in
Schedule 4.2 and made available to Buyer for examination all agreements having a term extending beyond July 1, 1997 (other than agreements terminable upon less than sixty (60) days' notice) pursuant to which hydrocarbons produced from the Properties are sold, transported, processed or otherwise disposed of or marketed.

       4.3 Production and Ad Valorem Taxes. All ad valorem, property, production, severance and similar taxes based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid and all required returns and reports related thereto filed.

       4.4 Claims or Litigation. There is no suit, action or other proceeding pending before any court or governmental agency, nor to the knowledge of Seller has any claim, dispute, suit, action or other proceeding been threatened, against the Companies, Sycamore or NE 23rd or affecting any of the Assets.

       4.5 Material Executory Contracts Relating to the Assets. Sellers have described in Schedule 4.5 all agreements and other obligations of the Companies, Sycamore and NE 23rd which, after the Closing, will (i) require an expenditure by any of the Companies, Sycamore or NE 23rd in excess of $50,000 with respect to any one project, failing which the Companies, Sycamore or NE 23rd may be liable for damages, (ii) entitle a third party to earn or purchase any of the Reserve Report Properties or the Sycamore System, or (iii) require payments for leased office space, leased equipment, surface use, salt water disposal or similar lease or license obligations in excess of $50,000 per year.


       4.6 Consummation of Transactions. The consummation of the transactions contemplated hereby will not constitute a violation or breach of, or an event of default under, the organizational documents of the Companies, Sycamore or NE 23rd or under any contract or agreement to which either of the Companies, Sycamore or NE 23rd is a party, or constitute the happening of a condition upon which any other party to such a contract may exercise any right or option which will adversely affect any of the Assets; nor will the happening of such event result in any liability of the Companies, Sycamore or NE 23rd to any person under the terms of any contracts of employment, consultancy or for services of any kind.

       4.7 Existence and Qualification. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is qualified to carry on its business and in good standing in each jurisdiction where Reserve Report Properties are located. No other qualification in any other jurisdiction is required. Each of the Companies has the corporate power and authority to own and use its properties and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor. Sellers have furnished to Buyer true and correct copies of the organizational documents of the Companies. NE 23rd is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma. NE 23rd has the power and authority to own and use its properties and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor. Sellers have furnished to Buyer true and correct copies of the organizational documents of NE 23rd. Prior to the Closing, NE 23rd will be liquidated, by distribution of its assets to its members, and dissolved in accordance with the laws of the State of Oklahoma.

       4.8 Sycamore Existence and Qualification. Sycamore is a partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified to carry on its business as a partnership in Oklahoma. Sycamore has the power and authority under its partnership agreement and applicable law to own and use its properties and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor. All of the operations and business of Sycamore are carried on in the State of Oklahoma. Sellers have furnished to Buyer true and correct copies of the organizational documents of Sycamore.

       4.9 Capitalization. The entire authorized capital stock (i) of PSEC consists of 10,000,000 shares of common stock, par value $.10 per share (the "PSEC Common Stock"), and (ii) of PSPC consists of 200,000 shares of common stock, par value $1.00 per share (the "PSPC Common Stock"). There are presently outstanding (i) 8,200,514 shares of PSEC Common Stock, and (ii) 171,000 shares of PSPC Common Stock, all of which shares are duly authorized, validly issued, fully paid and nonassessable, and all of which shares are owned by Sellers. There are no outstanding warrants, options, contracts, calls, or other rights of any kind or restriction on the right of transfer with regard to any issued and outstanding, authorized and unissued, or issued but not outstanding, shares of stock or any other security of the Companies of any kind.

       4.10 Subsidiaries and Other Activities. The Companies have no subsidiaries and, except for Sycamore and NE 23rd, do not own any interest in any other corporation, partnership, joint venture, limited liability company or other entity. PSEC's interest in NE 23rd and PSPC's interest in Sycamore are not subject to any options, contracts or rights of any other person nor are there any restrictions on the right to transfer such interests other than as specified in the respective organizational documents. The interests are free and clear or all liens, claims, encumbrances, security interests or burdens of any kind or description.

       4.11   Financial Statements.

              (a) Attached hereto as Schedule 4.11(a) are copies of the following financial statements of the Companies (the "Financial Statements"), each of which presents fairly the financial position of the reporting entity as of the date stated and the results of operations for the period then ended and except as disclosed in Schedule 4.11 have been prepared in accordance with generally accepted accounting principles, consistently applied:

                     (i) The unaudited Balance Sheet of PSEC as at December 31, 1995, and the Statement of Revenues and Expenses for the year then ended;

                  (ii) The unaudited Balance Sheet of PSEC as at August 31, 1996 (the "Balance Sheet Date") and the Statement of Revenues and Expenses for the eight-month period then ended;

                 (iii) The unaudited Balance Sheet of PSPC as at December 31, 1995 and the Statement of Revenues and Expenses for the year then ended; and

                  (iv) The unaudited Balance Sheet of PSPC as at the Balance Sheet Date, and the Statement of Revenues and Expenses for eight-month period then ended.

              (b) Neither PSEC nor PSPC has, and as of the Closing Date will have, any material liabilities or obligations except for those (i) reflected or reserved against in the Financial Statements described at (a)(ii) and (iv) above, (ii) otherwise disclosed in this Agreement, or (iii) incurred in the ordinary course of business since the Balance Sheet Date.

              (c) Neither Sycamore nor NE 23rd has, and as of the Closing Date will have, any material liabilities or obligations except for those incurred in the ordinary course of business .

       4.12 Absence of Certain Changes and Events. Since the Balance Sheet Date, and except as permitted by Section 8.7, 8.8 or disclosed on Schedule 4.12 or any other Schedule attached hereto, there has not/have not been:

              (a) Any change in the affairs, business, financial condition, or operations of the Companies, Sycamore or NE 23rd which has had or is expected to have a material adverse effect on the business or financial condition of the Companies, Sycamore or NE 23rd;

              (b) Any damage, destruction or casualty loss (whether or not covered by insurance) to any of the Assets which has had or is expected to have a material adverse effect on the business or financial condition of the Companies, Sycamore or NE 23rd;

              (c) Any change in the Articles of Incorporation or Bylaws of the Companies or in the partnership agreement of Sycamore or in the Articles of Organization or Operating Agreement of NE 23rd, except as provided above with respect to the liquidation and dissolution of NE 23rd;

              (d) Any dividends declared or paid or other distribution with respect to, or any issuance or delivery of any stocks, bonds or corporate securities (whether authorized and unissued or held in treasury) by either of the Companies, or any grant by either of the Companies of any options, warrants or other rights calling for the issuance thereof by either of the Companies;

              (e) Any sale, assignment or transfer of any part of the Assets other than (i) in the ordinary course of business for fair consideration, or
(ii) transfers of certain oil and gas properties from PSEC to Ray H. Potts, Trustee of the Ray H. Potts

Living Trust ("Potts"), as of September 1, 1996, all of which properties are being acquired by Buyer from Potts effective as of September 1, 1996;

              (f) Any borrowing of money by either of the Companies, or by Sycamore or NE 23rd, or the incurrence of any material obligation by either of the Companies, or by Sycamore or NE 23rd, other than in the ordinary course of business;

              (g) Any capital expenditure or commitment by either of the Companies, or by Sycamore or NE 23rd, to make a capital expenditure (exclusive of expenditures for normal repair or maintenance of equipment) other than in the ordinary course of business;

              (h) Any incurrence of losses or knowing waiver of any rights of value by either of the Companies, or by Sycamore or NE 23rd, in connection with any aspect of its business which has had or is expected to have a material adverse effect on the business or financial condition of said Company, Sycamore or NE 23rd;

              (i) Any material change in or any cancellation, termination or substantive amendment of any material contract, agreement, license or other instrument to which either of the Companies, Sycamore or NE 23rd is a party which has had or is expected to have a material adverse effect on the business or financial condition of said Company, Sycamore or NE 23rd;

              (j) Any lending or advancement (other than in the ordinary course of business) of money by either of the Companies, Sycamore or NE 23rd;

              (k) Any mortgage, pledge, lien, security interest or encumbrance created or perfected on any of the Assets, other than a Permitted Encumbrance;

              (l) Any material increase in the compensation of any officer or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

              (m) Any agreement by or commitment of either of the Companies, Sycamore or NE 23rd to do any of the foregoing;

              (n) Any transactions, other than those described in or permitted by the terms of this Agreement, entered into other than in the ordinary course of business;

              (o) Any resignation or termination of employment of any officer or key employee of the Companies; or

              (p) Any other event or condition of any character which, in any one case or in the aggregate, has materially adversely affected, or which might reasonably be expected to materially adversely affect, the condition (financial or otherwise), Assets, operations, liabilities, or business of either of the Companies, Sycamore or NE 23rd, except as hereinabove provided with respect to the liquidation and dissolution of NE 23rd.

       4.13 Accounts Receivable. All accounts receivable of the Companies existing on the Closing Date (net of the allowance for doubtful accounts reflected on Schedule 4.13 as updated to the Closing Date) will be (i) valid, genuine and subsisting, (ii) subject to no known defenses, setoffs or counterclaims, and (iii) to Seller's knowledge, collectible.

       4.14 Tax Returns and Audit. All federal and state income tax returns and reports required by law to be filed on or prior to the Closing Date relating to the income or operations of the Companies, Sycamore or NE 23rd shall have been filed on or prior to the Closing Date, and all taxes shown on such returns and reports shall have been paid in full. The Companies, Sycamore and NE 23rd have not received any notice of any audit, investigation, or action by any taxing authority relating to a redetermination of previously reported income, deductions, tax credits, or tax liabilities of either of the Companies or for Sycamore or NE 23rd for any taxable period ended on or prior to the Closing Date which remains open for assessment or redetermination at Closing. All income, profits, franchise, sales, use, occupation, property, excise, ad valorem and other taxes due prior to the Closing Date have been fully paid. There has not been any intentional disregard of any applicable statute, regulation, rule, or published ruling in the preparation of any tax returns or reports filed by or on behalf of the Companies or of Sycamore or NE 23rd.

       4.15 No Restrictions. There exists no restriction or reservation affecting either of the Company's or of Sycamore's or NE 23rd's title to or the utility of its Assets which would prevent it from occupying or utilizing such Assets, or any part thereof, after the Closing, to the same full extent that it might continue to do so if the transaction contemplated hereby did not take place.

       4.16 Other Contracts and Commitments. Neither of the Companies nor Sycamore nor NE 23rd has outstanding (i) any contract, bid or offer to provide services to third parties which (A) Sellers know or have reason to believe is at a price which would result in a net loss in providing such services, or (B) includes terms and conditions the Companies, Sycamore or NE 23rd cannot reasonably expect to satisfy or fulfill in their entirety; (ii) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever; (iii) any loan agreement, indenture, promissory note, conditional sales agreement or other similar type of agreement, except to the extent the indebtedness thereunder is reflected on the August 31, 1996 Financial Statements (including inter-Company indebtedness eliminated by principles of consolidation); or (iv) except as disclosed on Schedule 4.5, any other material contract or commitment not directly related to operations on the Properties which is not cancelable without liability or penalty on sixty (60) days notice or less.

       4.17 Indebtedness to and from Officers, Directors and Others. Neither Company is indebted to any of its shareholders, directors, officers, employees or agents, or their respective heirs, legatees, beneficiaries or legal representatives, except for amounts due as normal salaries, wages, bonuses, commissions and in reimbursement of ordinary expenses, all on a current basis and consistent with historical practices. All obligations, whether arising by operation of law, contract, agreement, or otherwise, for payments to trusts or other funds or to any governmental agency or to any employees, directors, officers, agents, or any other individual (or any of their respective heirs, legatees, beneficiaries, or legal representatives) with respect to profit sharing, pension or retirement benefits, or any other employee benefit of any kind whatsoever have been paid, if due, or adequate accruals for such payments, if such accruals are required in accordance with generally accepted accounting principles, are reflected on the August 31, 1996 Financial Statements. No present or former shareholder, director, officer, employee or agent of either of the Companies is indebted to the Companies other than for advancements for ordinary business expenses in a normal amount.

       4.18   Employees.  The employees of the Companies are listed in Schedule
4.18. Sycamore and NE 23rd have no employees. Sellers have made available to Buyer copies of all OSHA citations, EEOC claims and workers' compensation claims received by the Companies for the five (5) year period prior to the date of this Agreement.

       4.19 Labor Agreements, Employee Benefit Plans, and Employment Agreements. Except as disclosed in Schedule 4.19, neither of the Companies is a party to (i) any union collective bargaining or similar agreement, (ii) any profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan, agreement, policy or arrangement of any kind whatsoever, whether legally binding or not, which will continue or be binding in any way on either of the Companies beyond the Closing (such existing plans, policies and arrangements are referred to herein as the "Benefit Plans"), or (iii) any agreement relating to employment or severance from employment which will continue beyond the Closing. Copies of all documents relating to the Benefit Plans and of all existing employment and severance agreements have been furnished to Buyer.

       4.20 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of the Company has any material claim against the Companies on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off other than that earned in respect of the current year, or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or minimum hours of work.

       4.21 Insurance Policies. Set forth on Schedule 4.21 is a list of all material insurance policies in force covering the Companies, Sycamore and NE 23rd and any of their respective properties, operations or personnel. All such insurance or equivalent insurance shall be maintained through the Closing Date.

       4.22   Short-Term Investments, Bank Accounts and Safe Deposit Boxes.
Set forth on Schedule 4.22 is a list of (i) all short-term investments of the Companies together with the location of the certificate(s) or other evidence of such investments, and (ii) all bank accounts maintained by the Companies together with the names of authorized signatories on each such account and the location of all safe deposit boxes maintained by the Companies together with the names of the persons authorized access thereto. Sycamore and NE 23rd have no short-term investments.

       4.23 Other Assets. The Assets other than the Properties and the Sycamore System, title to which is covered by Article 3 hereof, are free and clear of all liens, encumbrances, security interests, claims or charges of every kind or description, other than routine maintenance agreements and Permitted Encumbrances.

       4.24 Permits and Authorizations. The Companies, Sycamore and NE 23rd possess all governmental licenses, permits, certificates, orders, consents, approvals, franchises and authorizations (collectively, the "Permits") required to enable them to conduct their business and operations as historically conducted. The Companies, Sycamore and NE 23rd are in compliance in all material respects with the Permits.

       4.25 Securities Laws. To Seller's knowledge, there has been compliance in all material respects with all applicable state and federal securities laws in respect of the offer and sale of interests in Sycamore and NE 23rd.

       4.26 Disclosure. Except as specifically provided in this Agreement, to Seller's knowledge none of the information furnished to Buyer in writing in connection with the transaction contemplated hereby, including, without limitation, information contained in the reports, financial statements and documents described in this Article IV and in the Schedules attached hereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the facts stated, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   RELATING TO THIS AGREEMENT AND THE SHARES

       Each Seller, severally and not jointly, hereby represents and warrants to Buyer as of the date hereof, and by proceeding with the Closing will be deemed to represent and warrant to Buyer as of the Closing Date, as follows:

       5.1 Agreement Valid. This Agreement constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its terms. All instruments required hereunder to be executed and delivered by Seller at the Closing will constitute valid and binding agreements of Seller enforceable against Seller in accordance with their terms.

       5.2 Ownership. Seller is, and at the Closing Date will be, the record and beneficial owner of the number of Shares set forth opposite the name of such Seller in Exhibit A.

       5.3 Title. Seller now has, and at the Closing Date will have, good and marketable title to the number of Shares set forth opposite name of such Seller in Exhibit A, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

       5.4 Right to Transfer. Seller now has, and at the Closing Date will have, full legal right and power to transfer and deliver to Buyer the number of Shares set forth opposite the name of such Seller in Exhibit A in the manner provided in this Agreement, and upon delivery of such Shares pursuant to the terms of this Agreement, Buyer will receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

       5.5 Brokers and Finders. Neither Seller nor the Companies have incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Buyer or the Companies shall have any responsibility whatsoever.

       5.6 No Breach; Consents. Neither the execution and delivery of this Agreement or of the instruments or documents contemplated hereby nor the consummation of the transactions contemplated herein or therein will directly or indirectly (i) violate any provision of any applicable law, rule or regulation to which Seller is subject, (ii) violate any order, judgment or decree applicable to Seller, or (iii) conflict with or result in breach under any organizational documents of Seller, or any agreement to which Seller is a party or by which it may be bound.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Sellers as follows:

       6.1 Organization. Each of Resources and ONEOK is a corporation duly organized and validly existing under the laws of the State of Delaware. Resources is a wholly-owned, first tier subsidiary of ONEOK.

       6.2 Agreement Authorized. This Agreement has been duly authorized, executed and delivered by Buyer and all instruments and agreements required hereunder to be extended and delivered by Buyer or ONEOK at the Closing will be duly authorized, executed and delivered by Buyer or ONEOK and all requisite corporate action has been taken to authorize the execution hereof, the transactions contemplated hereby and all things necessary or desirable in order to accomplish the purchase of the Shares, and Buyer or ONEOK has all necessary authority under its charter, bylaws and other governing documents and otherwise has good right and lawful authority to consummate the same.

       6.3 Valid Agreement. This Agreement constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, and all instruments required hereunder to be executed and delivered by Buyer at the Closing will constitute valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms.

       6.4 Brokers and Finders. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Sellers shall have any responsibility whatsoever.

       6.5 Securities Law Matters. Buyer hereby acknowledges that the Shares will not be registered under the Securities Act of 1933 or any applicable state securities laws. Buyer represents and warrants to Sellers that Buyer (i) has reviewed such information as Buyer has deemed relevant in connection with Buyer's acquisition of the Shares, and (ii) is acquiring the Shares for investment purposes only and not for resale with a view to, or in connection with, a distribution.


       6.6    Capital Structure.   As of the date hereof, the authorized
capital stock of ONEOK consists of 60,000,000 shares of common stock, without par value ("ONEOK Common Stock"), 340,000 shares of preferred stock, par value of $50 per share ("ONEOK Preferred Stock"), and 3,000,000 shares of preference stock, without par value ("ONEOK Preference Stock"). At the close of business on January 3, 1997: (i) 27,311,617 shares of ONEOK Common Stock and

180,000 shares of ONEOK Preferred Shares were issued and outstanding and 3,848,886 shares of ONEOK Common Stock were reserved for issuance pursuant to ONEOK's Employee Stock Purchase Plan, Key Employee Stock Plan, and Thrift Plan for Employees of ONEOK and subsidiaries, (collectively, the "ONEOK Stock Plans"); (ii) no shares of ONEOK Preference Stock are outstanding; (iii) 200,000 shares of ONEOK Participating Preference Stock have been reserved for issuance pursuant the exercise of ONEOK Stock Purchase rights; (iv) no shares of ONEOK Common stock were held by ONEOK in its treasury; and (v) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which ONEOK stockholders may vote were issued or outstanding. All such issued and outstanding shares of ONEOK Common Stock and ONEOK Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding shares of capital stock of the subsidiaries of ONEOK are owned by ONEOK, or a direct or indirect wholly owned subsidiary of ONEOK, free and clear of all liens, charges, encumbrances, claims and options of any nature (collectively, "Liens"), other than those which would not have a Material Adverse Effect. Except (i) as set forth above and as contemplated by that certain Shareholder Protection Rights Agreement dated as of March 21, 1998 between ONEOK and The Chase Manhattan Bank, as rights agent (the "ONEOK Rights Agreement"), (ii) for changes since August 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the ONEOK Stock Plans and ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan, and (iii) as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock; (B) no securities of ONEOK or any subsidiary of ONEOK convertible into or exchangeable for shares of capital stock, or other voting securities of ONEOK or any subsidiary of ONEOK, and (C) no options, warrants, calls, subscriptions, convertible securities, or other rights (including preemptive rights), commitments or agreements to which ONEOK or any subsidiary of ONEOK is a party or by which it is bound in any case obligating ONEOK or any subsidiary of ONEOK to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock or any securities of ONEOK or any subsidiary of ONEOK exercisable for, exchangeable for or convertible into such capital stock, or obligating ONEOK or any subsidiary of ONEOK to grant, extend or enter into any such option, warrant, call, subscription, convertible securities, or other right, commitment or agreement. As used herein, a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of ONEOK or its business, as the case may be, any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, condition (financial or otherwise), results of operations or prospects of ONEOK and its subsidiaries or their business, in each case taken as a whole.

       6.7    SEC Documents.       ONEOK has furnished to Seller a true and
complete copy of each report, schedule, registration statement and definitive proxy statement or information statement filed by ONEOK with the Securities and Exchange Commission ("SEC") since August 31, 1995 and prior to the date of this Agreement (the "ONEOK SEC Documents") which are all the documents (other than preliminary material) that ONEOK was required to file with the SEC since such date. As of their respective dates, the ONEOK SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such ONEOK SEC Documents, and none of the ONEOK SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes and schedules) of ONEOK included in the ONEOK SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of ONEOK and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of ONEOK and its consolidated Subsidiaries for the periods presented herein.

       6.8    Litigation.   Except as disclosed in the ONEOK SEC Documents,
there is no suit, action or proceeding pending, or, to the actual knowledge of the executive officers of ONEOK, threatened against or affecting ONEOK or any subsidiary of ONEOK ("ONEOK Litigation"), at law or equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, has had or would have a Material Adverse Effect on ONEOK, and the executive officers of ONEOK and its subsidiaries have no actual knowledge of any facts that are likely to give rise to any ONEOK Litigation, that (in any case) would have a Material Adverse Effect on ONEOK, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ONEOK or any subsidiary of ONEOK that has had or would have a Material Adverse Effect on ONEOK or its ability to consummate the transactions contemplated by this Agreement.

       6.9    No Undisclosed Material Liabilities.       Except as disclosed in
the ONEOK SEC Documents, there are no liabilities of ONEOK or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that does have or would have a Material Adverse Effect on ONEOK, other than: (i) liabilities adequately provided for on the balance sheet of ONEOK dated as of August 31, 1996 (including the notes the thereto) contained in ONEOK's Annual Report on Form 10-K for the year ended August 31, 1996; and
(ii) liabilities under this Agreement.

       6.10   Disclosure.   None of the information furnished to Sellers in
connection with the transaction contemplated hereby, including, without limitation, the information contained in the reports, financial statements and documents described in this Article 6, is false or misleading in any material respect, omits to state any material fact required to be stated therein, or omits to state any fact necessary in order to make the facts stated therein not false or misleading.

                                   ARTICLE 7
                      COVENANTS OF SELLERS PENDING CLOSING

       Sellers covenant and agree with Buyer that from and after the date of this Agreement and until the Closing, Sellers will cause the Companies to conduct their business and that of Sycamore and NE 23rd in strict compliance with the following provisions and limitations:

       7.1 Ordinary Course. The Properties and the Sycamore System will be maintained and operated in a good and workmanlike manner consistent with historical practices, and the Companies will timely pay or cause to be paid all costs and expenses incurred in connection therewith.

       7.2    Restrictions on Operations.  Subject to the provisions of Section
8.6 hereof, no operations will be conducted for the drilling of any new well, the reworking or redrilling of any existing well or the making of any other capital expenditure on the Properties or the Sycamore System requiring an expenditure by the Companies in excess of $25,000 for any single project. Neither of the Companies nor Sycamore will waive any rights or enter into any new agreements or commitments other than in the ordinary course of business, abandon any well capable of commercial production (based upon prevailing economic conditions), release or abandon any of the Reserve Report Properties, or encumber, sell or otherwise dispose of any of the Reserve Report Properties other than personal property thereon which is replaced by equivalent property or consumed in the operation of such Properties in the ordinary course of business.

       7.3 Maintenance of Files. The Companies will exercise reasonable diligence in safeguarding and maintaining secure all files, books and records currently maintained.

       7.4 Access of Buyer. Buyer shall have access to the employees, offices, properties, records, files, geological and geophysical data, engineering reports and evaluations, books of account, and all other information of the Companies, Sycamore and NE 23rd pertaining to the business, properties and affairs of the Companies and Sycamore; provided, however, that such investigation shall be conducted during normal business hours and in a manner that does not unreasonably interfere with the Companies' normal operations and employee relationships. Sellers shall cause the Companies' personnel to reasonably assist Buyer in making such investigation and shall cause the counsel, accountants, employees and other representatives of the Companies, Sycamore and NE 23rd to be reasonably available to Buyer for such purposes. During such investigation, Buyer shall have the right, at Buyer's sole cost and expense, to make copies of such records, files and other materials as Buyer may deem advisable.

                                   ARTICLE 8
                      ADDITIONAL AGREEMENTS OF THE PARTIES

       8.1 Return of Informational Material. If this Agreement is not consummated, Buyer shall return to Sellers or the Companies all of the items of information which Sellers or the Companies have delivered to Buyer hereunder, including all copies of same made by Buyer.

       8.2 Confidentiality of Information. If the purchase and sale of the Shares as contemplated by this Agreement is not completed, Buyer (i) will keep the information furnished to Buyer hereunder or in contemplation hereof strictly confidential, except to the extent such information (A) becomes public other than as a result of dissemination by Buyer, (B) was already known to Buyer other than as a result of a breach of a confidentiality restriction, or
(C) is furnished to Buyer by a third party independently of Buyer's investigation pursuant to this Agreement, and (ii) will not use any of such information to Buyer's financial advantage or in competition with the Companies or Sycamore. Notwithstanding the provisions of Section 14.6 hereof, this provision shall not be construed as superseding or limiting the provisions of any confidentiality agreement heretofore executed by and between Buyer and the Companies.

       8.3 Compliance with Conditions. Buyer and Sellers, respectively, will proceed diligently using all reasonable efforts to cause all of the conditions to the obligations of Sellers and Buyer, respectively, to be timely satisfied.

       8.4 Condemnation or Casualty Loss. Buyer's obligation to close shall not be excused and no adjustment to the Purchase Price shall be required if, after the execution of this Agreement and prior to the Closing Date, any item of the Assets is damaged or destroyed by fire or other casualty or is taken under the right of eminent domain. Prior to the Closing Date, neither of the Companies nor Sycamore shall voluntarily compromise, settle or adjust any claims, causes of action or demands against third parties, arising out of such damage, destruction or taking, or commit, use or apply any insurance proceeds or payments toward the repair, restoration or replacement of the affected property without the prior written consent of Buyer. Notwithstanding the above to the contrary, in the event that the Assets are damaged or destroyed by fire or other casualty or is taken under the right of eminent domain and the value of the Assets as a result thereof is reduced by an amount exceeding the sum of Five Million and No/100 Dollars ($5,000,000), Buyer may terminate this Agreement in its entirety without further liability to Seller and Buyer's deposit will be promptly returned to Buyer. If the parties cannot agree on such values, the matter shall be referred to arbitration (to be conducted in accordance with the procedures set forth in Section 3.6 hereof).

       8.5 Gas Imbalances. Sellers acknowledge that there are certain gas imbalances with respect to production from or attributable to certain of the Reserve Report Properties as set forth on Schedule 8.6. The Base Price shall be adjusted at the Closing by an amount equal to $2.00 per Mcf for the net gas imbalance (that is, the difference between aggregate overproduction attributable to the Companies' interest in Properties and the aggregate underproduction attributable to such interest) existing at the Closing Date. The adjustment may be either a positive or negative number.

       8.6 Capital Expenditures. During the period from the execution of this Agreement to the Closing Date, Sellers will cause representatives of the Companies to consult with Buyer from time to time with respect to any operation on the Properties or the Sycamore System proposed by either of the Companies, or by a third party and recommended for approval by the Companies, reasonably expected to require an expenditure by either of the Companies in excess of $25,000 for any single project, and will provide Buyer with all information reasonably available to the Companies with respect thereto. Buyer shall, within ten (10) days after receipt of the Companies' recommendation for conducting or participating in any such project, or within such lesser period as may be required by the terms of any applicable agreement, approve or disapprove such project. Failure of Buyer to respond within the time required will be deemed to constitute disapproval by Buyer of the project. In the event Buyer approves such project, the Company shall conduct, propose or elect to participate in such project and shall incur and pay as they become due the expenditures associated therewith. In the event the project or operation is a well proposed by an unrelated third party and the affected Company must, by operation of an applicable agreement or order of a regulatory agency, elect either to participate in such well or lose the right to participate in such well and/or other rights in the unit in which such well is proposed (for example, but not by way of limitation, a non-consent penalty under a joint operating agreement, requirement to accept consideration in lieu of participation under a pooling order or forfeiture of the right to participate in future development under an area of mutual interest agreement), and Buyer disapproves or is deemed to have disapproved participation by the affected Company in such well, then, upon five
(5) days written notice to Buyer (during which time Buyer may reverse its decision and approve participation by the Company), Sellers may elect to cause the affected Company to assign the entire Property on which such operation is to be conducted to an affiliate of Sellers and reduce the Base Price by the Agreed Value of such Property.

       8.7 Liquidating Distribution of NE 23rd Properties. Prior to the Closing, NE 23rd will distribute to its members all of NE 23rd's interests in its oil and gas properties. The Properties expected to be distributed to and received by PSEC by reason of its "indirect" ownership of such properties are included in Exhibit D and have been taken into account in determining the Base Price under this Agreement.

       8.8 Working Capital Distribution. Prior to the Closing Date, Sellers shall cause PSEC and PSPC to distribute to those Sellers who were stockholders of the Companies on the Balance Sheet Date an amount equal to the working capital (that is, total current assets less total current liabilities) of each of PSEC and PSPC as of the Balance Sheet Date as reflected in the Financial Statements attached as Schedules 4.11(a)(ii) and 4.11(a)(iv), less all cash distributions with respect to stock made to the stockholders of PSEC and PSPC after August 31, 1996. In the event there is insufficient cash in the Companies to make the authorized distribution prior to the Closing Date, the Base Price shall be adjusted upward at the Closing by the amount authorized but not distributed due to such shortfall.

       8.9 Conduct of Buyer's Business During the Valuation Period. During the period from the beginning of the Valuation Period until the Closing, Buyer shall conduct its business in accordance with historical practices, not issue new stock or rights with respect to stock, distribute or dispose of any material assets, declare any extraordinary dividends, or take any other action that would cause the value of the Exchange Shares to be less than such value would have been if Buyer had not taken such action.

       8.10 Severance Payments. Sellers shall reimburse the Companies for all severance payments made by the Companies under the severance policy of the Companies in effect as of the Closing Date for employees of the Companies terminated at or within ninety (90) days after the Closing Date.

                                   ARTICLE 9
                             ENVIRONMENTAL MATTERS

       9.1 Physical Condition of the Properties. The Properties (solely for purposes of this Article, the term "Properties" shall include the Sycamore System) have been used for oil and gas drilling, production, gathering and processing operations, related oil field operations and possibly for other operations, whether of a similar or dissimilar nature. Physical changes in or under the Properties or adjacent lands may have occurred as a result of such uses. The Properties also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not be known to Sellers or be readily apparent by a physical inspection of the Properties. Third parties may have used the Properties or the surface rights thereon for other purposes as well. Buyer understands that the Companies do not have the requisite information with which to determine the exact nature or condition of the Properties nor the effect any such use has had on the physical condition of the Properties. Buyer is hereby notified that detectable amounts of regulated and unregulated chemicals and other substances which may pose a threat to health or to plants or wildlife, or which are known to cause illnesses, diseases, cancer, birth defects and other reproductive harm, may be found in, on or around the Properties. Adverse physical conditions, including the presence of such chemicals and other substances, may not be revealed by Buyer's investigation. In addition, Buyer acknowledges that some oil field production equipment may contain various contaminants or hazardous substances, including without limitation, asbestos and/or naturally-occurring radioactive material ("NORM"). In this regard, Buyer expressly understand that NORM may affix or attach itself to the inside of wells, materials, pipes and equipment as scale or in other forms, and that wells, materials, pipes and equipment located on the Properties described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Properties. Buyer also expressly understands that special procedures may be required for the removal and disposal of various contaminants or hazardous substances, including without limitation asbestos and NORM, from the Properties where it may be found. The statements in this Section 9.1 are intended as disclosures and acknowledgments of possible conditions existing on the Properties.

       9.2 Environmental Assessment. Buyer shall have the right, at Buyer's sole cost, risk, and expense, to undertake an environmental assessment of the Properties during the period ending on the Title Notice Date (the "Inspection Period"). Buyer and its agents shall have the same right as the Companies to enter upon the Properties, inspect the same, conduct soil and water sampling, analysis and monitoring, including soil borings (and, after notice and consultation with the Companies, drilling groundwater monitoring wells), an generally conduct such tests, examinations, investigations and studies as Buyer deems necessary or appropriate for preparing appropriate engineering and other reports and making judgments relating to the Properties, their condition, and the presence of chemicals and other substances. Sellers shall cooperate with any efforts of Buyer and its agents to obtain third party consents for access to those parcels of land within the Properties to which the Companies may not presently have access. Buyer and its agents shall have reasonable access to the Companies' agents and employees in the course of conducting Buyer's environmental assessment. Seller has caused to be provided to Buyer copies of all reports, citations, notices and complaints relating to environmental matters affecting the Properties or the Sycamore System received by the Companies, Sycamore and NE 23rd (i) within the five (5) year period prior to the date of this Agreement, or (ii) that remain outstanding, unremedied or unresolved. Buyer agrees to provide to Sellers a copy of all facts discovered in the course of conducting Buyer's environmental assessment, including all direct observations (if in writing or other tangible or transferable medium), data and summaries thereof. Buyer shall keep any data or information acquired in the course of such examinations and the results of all analyses of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of the Companies, except that Buyer may disclose to authorities having jurisdiction such information as is required by law or by court order at the same time that Buyer provides such information to Sellers. If Buyer determines that conditions on a Property do not satisfy the environmental standards set forth in Section 9.4 below in a material respect, then Buyer may notify Sellers of such condition by providing Sellers, on or prior to the Title Notice Date, a written "Notice of Environmental Defect" setting forth in detail the facts giving rise to the claimed defect, the environmental standard which Buyer claims is not satisfied, any Applicable Environmental Law (hereinafter defined) which Buyer contends has been breached or violated and, if the claimed defect arises from information contained in a document, a copy of such document or the relevant parts thereof. Buyer shall be deemed to have accepted without objection the environmental conditions described in Schedule 9.4.

       9.3 Access; Indemnification. Access to the Properties to conduct Buyer's environmental assessment shall be subject to the following conditions:
Buyer waives and releases all claims against Sellers, the Companies, and their directors, officers, employees and agents, for injury to or death of persons or damage to property arising in any way from the exercise of rights granted to Buyer hereby or the activities of Buyer or its employees, agents or contractors on the Properties, provided that Buyer does not hereby assume the risk of damage, injury or death attributable to the willful misconduct or gross negligence of Sellers or the Companies. Buyer shall indemnify Sellers, the Companies, and their directors, officers, employees, and agents, and shall hold each and all of said indemnities harmless from and against any and all loss whatsoever arising out of (i) any and all statutory or common-law liens or other encumbrances for labor or materials furnished in connection with such tests, samplings, studies or surveys as Buyer may conduct with respect to the Properties, and (ii) any injury to or death of persons or damage to property occurring in, on or about the Properties as a result of such exercise or activities (except for any such injuries or damages caused by the gross negligence or willful misconduct of any said indemnities). Notwithstanding any provision of this Agreement to the contrary, the foregoing obligation of indemnity shall survive the Closing or the termination of this Agreement without Closing.

       9.4. Environmental Standards. This section sets out the environmental standards applicable to the Properties for purposes of this Agreement and the Sellers do hereby represent and warrant as of the date hereof, as follows:

              (a) The Properties shall not have been used for the generation, treatment, storage or disposal of a Hazardous Substance (as defined below) in a manner or to an extent that would subject the Companies to a material liability for violation of any Applicable Environmental Laws (as defined below). Except as disclosed in Schedule 9.4, there shall not have been any release or discharge of a Hazardous Substance from the Properties in a manner or to an extent that would subject the Companies to a material liability for violation of any Applicable Environmental Laws. "Hazardous Substance" shall mean any hazardous substance, pollutant, contaminant, solid or hazardous waste, hazardous waste constituents, hazardous material or toxic substance subject to regulation or liability under Applicable Environmental Laws in force as of the date hereof, including asbestos, radioactive substances, and any other substance or material that would constitute or cause a health, safety or environmental hazard on or at the Properties under Applicable Environmental Laws. "Applicable Environmental Laws" shall mean (i) all federal statutes regulating or prescribing restrictions regarding the use of the Properties or other activities affecting the environment (air, water, land, animal and plant life), including but not limited to the following: the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act; (ii) any regulations promulgated under such federal statutes, (iii) any state law counterparts of such federal statutes and the regulations promulgated thereunder; (iv) any other state or local statutes, rules, regulations or ordinances regulating the use of or affecting the environment, and (v) all common law rights, duties and obligations regarding the use of or matters affecting the environment.

              (b) Except as disclosed in Schedule 9.4, there are no agreements, consent or administrative orders, injunctions, decrees, judgments, license or permit conditions, or other directives of governmental authorities based on any Applicable Environmental Laws that require any material change in the present condition of the Properties, and the Companies, Sycamore, and NE 23rd have not received any notice from any governmental authority or private or public entity advising the Companies, Sycamore, and NE 23rd that it is or is potentially responsible for response costs under an Applicable Environmental Law as a result of said Company's ownership or activities in connection with the Properties.

              (c) Except as disclosed in Schedule 9.4, no conditions or circumstances exist on the Properties that would subject the Companies, Sycamore, and NE 23rd to any material damages, penalties, injunctive relief or cleanup or closure costs under any Applicable Environmental Laws or that would require cleanup, removal, remedial or corrective action or other response involving a material expenditure by the Companies pursuant to Applicable Environmental Laws.

       9.5 Properties Subject to Environmental Defect. Sellers shall have a period of eleven (11) days after the Title Notice Date to cure or cause the Companies to cure or remediate the environmental defect(s) set out in any Notice of Environmental Defect timely and properly given by Buyer. All costs and expenses incurred by the Companies in curing such environmental defects shall result in a downward adjustment to the Base Price at the Closing. In the event Sellers are unable or unwilling to cure or remediate any such defect prior to Closing, one of the following shall occur:

              (a) The parties shall agree upon an adjustment to the Purchase Price to compensate Buyer (i) for the defect and all future liability associated therewith or resulting therefrom, and (ii) for agreeing to indemnify, defend and hold harmless Sellers from and against any and all loss, cost, liability or expense associated therewith or resulting therefrom.

              (b)    If the parties are unable to reach agreement pursuant to
(a) above, Sellers, at their sole discretion, may elect either (i) to proceed to Closing but prior thereto cause the Companies to assign the affected Property to a third party (which may be owned by Sellers) and reduce the Base Price by the Agreed Value of such Property, or (ii) to proceed to Closing but prior thereto cause the Company to assign to such third party the affected Property together with any other Properties of Sellers' choosing having Agreed Values sufficient to offset, in Sellers' sole judgment and discretion, the estimated cost of remediation or cure of the defect, and to reduce the Base Price by the sum of the Agreed Values thereof, or (iii) if either Party's good faith estimation the cost of remediation or cure of all environmental defects of which notice is timely and properly given by Buyer may exceed $1,000,000, terminate this Agreement in its entirety without further liability to any party.

              (c) Notwithstanding the provisions of (a) and (b) above, Purchaser shall not be entitled to an adjustment of the Base Price pursuant to the provisions of this Section 9.5 unless the cumulative amount of all such adjustments exceeds $50,000.

       9.6 Indemnification of Sellers. Subject to Sellers' indemnification obligations under this Agreement with respect to representations and warranties concerning environmental matters, all liabilities attributable to conditions existing and operations conducted on the Properties (other than Properties assigned to a third party prior to the Closing pursuant to Section 9.5 hereof) under Applicable Environmental Laws and under all future environmental laws shall be liabilities of the Companies or of Sycamore, as applicable, and Buyer shall indemnify, defend, and hold harmless Sellers from and against all loss, cost, liability or expense attributable thereto or resulting therefrom.

                                   ARTICLE 10
                       CONDITIONS TO OBLIGATIONS OF BUYER

       The obligation of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

       10.1   Representations and Warranties of Sellers.   Each of the
representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak to an earlier date), and as of the Closing Date as though made on such date, except where the failure to be so true and correct (without giving effect to the individual materiality, qualification and thresholds otherwise contained in Sections 4 and 5 hereof) would not reasonably be expected to have a Material Adverse Effect on Buyer or as otherwise contemplated by this Agreement and Buyer shall have received a certificate signed by the Chief Executive Officer of PSEC and PSPC to such effect.

       10.2 Performance of This Agreement. Sellers shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by Sellers under the terms of this Agreement on or prior to the Closing Date and Buyer shall have received a certificate signed by the Chief Executive Officer of PSEC and PSPC to such effect.

       10.3 Resignations. Buyer shall have received the written resignations of each member of the Board of Directors and each officer of the Companies that is a Seller or an affiliate of a Seller.

       10.4 Opinion of Counsel. Buyer shall have received an opinion of McAfee & Taft A Professional Corporation, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

       10.5 Closing of Related Agreements. The contemporaneous, separate but related Sale and Purchase Agreements between Sellers and their affiliates, as Sellers, and Buyer shall close simultaneously with the Closing under this Agreement.

                                   ARTICLE 11
                      CONDITIONS TO OBLIGATIONS OF SELLERS

       The obligations of Sellers to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Sellers to waive any one or more of such conditions:

       11.1 Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers shall have received a certificate signed by a Vice President of Buyer to such effect.

       11.2 Performance of This Agreement. Buyer shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date, and Sellers shall have received a certificate signed by a Vice President of Buyer to such effect.

       11.3 Shelf Registration Agreement. ONEOK shall have executed and delivered to the Sellers a Shelf Registration Agreement substantially in the form attached hereto as Exhibit I (the "Shelf Registration Agreement").

       11.4 Opinion of Counsel. Sellers shall have received an opinion of Arrington, Kihle, Gaberino & Dunn, dated as of the Closing Date, substantially in the form attached hereto as Exhibit H.

       11.5 Closing of Related Agreements. The contemporaneous, separate but related Sale and Purchase Agreements between Sellers and their affiliates, as Sellers, and Buyer shall close simultaneously with the Closing under this Agreement.



                                   ARTICLE 12
                                  TERMINATION

       12.1. Noncompliance by Sellers. Buyer may terminate this Agreement by written notice to Sellers if the conditions to Buyer's obligations under this Agreement, as set forth in Article 10 hereof, shall not have been complied with or performed in all material respects (and Sellers shall not be prepared to comply with or perform the same) by the date on which the Closing is to occur (as set forth in
Section 13.1), and such non-compliance or non-performance shall not have been waived in writing by Buyer. Under such circumstances, Buyer shall be entitled to a return of the Deposit, which shall be Buyer's sole remedy hereunder unless such termination is a result of Sellers' failure or refusal to close the transaction contemplated hereby under circumstances in which all conditions precedent to Sellers' obligations as set forth in Article 11 have been performed or satisfied in all material respects, in which event Buyer shall be entitled to pursue any remedies existing at law or in equity.

       12.2. Noncompliance by Buyer. Sellers may terminate this Agreement by written notice to Buyer if the conditions to Sellers' obligations under this Agreement, as set forth in Article 11 hereof, shall not have been complied with or performed in all material respects (and Buyer shall not be prepared to comply with or perform the same) by the date on which the Closing is to occur (as set forth in Section 13.1), and such non-compliance or non-performance shall not have been waived in writing by Sellers. In such event, Sellers shall retain the Deposit as liquidated damages for Buyer's failure to purchase the Shares at the time specified herein. The parties hereto agree that time is of the essence for the consummation of the transactions contemplated hereby, that the amount of damages caused by Buyer's breach would be very difficult to calculate exactly, and that the provision for liquidated damages contained in this Section 12.2 shall not be construed as a penalty provision. Such right to liquidated damages shall be Sellers' sole remedy hereunder.

       12.3. Cooperation by Buyer. In the event of termination of this Agreement by mutual agreement of the parties, Sellers shall be free to sell the Shares to any third party without any limitation under or by reason of this Agreement. Buyer shall cooperate with Sellers in effectuating any such sale by promptly executing any instrument reasonably requested by Sellers evidencing the termination of this Agreement or Buyer's right to acquire the Shares.

       12.4. Arbitration. In the event this Agreement is terminated by Buyer pursuant to Section 12.1 hereof or by Sellers pursuant to Section 12.2 hereof and a dispute exists between the parties with respect to entitlement to the Deposit, such dispute shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the AAA. The arbitration proceedings shall be conducted in Oklahoma City, Oklahoma, by a single arbitrator agreed to by the parties, or if they are unable to agree, selected by the AAA. The arbitrator shall be a licensed attorney experienced in transactions involving the sale and purchase of the stock or assets of oil and gas companies. The arbitrator shall be instructed to make a determination that either Buyer is entitled to return of the entire Deposit or Sellers are entitled to retain the entire Deposit. The decision of the arbitrator shall be conclusive and binding on the parties. The general expenses of arbitration, including the fees of the AAA if necessitated by reason of the failure of the parties to agree upon an arbitrator, shall be borne equally by Sellers and Buyer; however, each party shall bear and pay the fees and expenses of its own witnesses, legal counsel and of the collection and presentation of its evidence.

                                   ARTICLE 13
                             CLOSING; POST-CLOSING

       13.1 Date and Place. The Closing shall be held at 10:00 o'clock a.m. on February 27, 1997 (the date on which the Closing actually occurs is referred to herein as the "Closing Date"). The Closing shall take place in the offices of PSEC, 100 N. Broadway, Suite 3200, Oklahoma City, Oklahoma.

       13.2 Satisfaction of Conditions. Not later than two (2) business days prior to the Closing Date, each party shall provide the other party such evidence of satisfaction of conditions under Articles 10 and 11 hereof as the other party shall have reasonably and timely requested.

       13.3 Transfer of the Shares. At the Closing, Sellers shall deliver to Buyer certificates registered in the name of Sellers, endorsed in blank, representing the Shares, free and clear of all liens, encumbrances, security interests and adverse claims.

       13.4 Determination of Purchase Price. On the day that is two (2) business days prior to the Closing Date, Sellers shall furnish to Buyer (i) a summary of the Base Price adjustments to be effected at the Closing pursuant to Sections 3.3, 3.4, 8.5, 8.6, 8.8 and 9.5 hereof, and (ii) based upon the information at (i), a calculation of the Purchase Price. Buyer and Sellers shall work together diligently and in good faith to agree upon the amount of the Purchase Price prior to the Closing, and if they do so agree, the agreed amount shall be conclusively established as the Purchase Price. If they cannot agree, the Closing shall occur as scheduled based on Sellers' reasonable, good faith estimate of the Purchase Price ("Sellers' Estimate") and certificates representing the number of Exchange Shares so determined shall be issued to Sellers; however, all of such certificates shall be deposited in escrow with the Escrow Agent pending a determination of the final Purchase Price. In such event the final Purchase Price shall be determined either (i) by subsequent agreement of the parties, or (ii) by binding arbitration pursuant to an arbitration proceeding initiated and conducted substantially in accordance with the procedures set out in Section 12.4 hereof. In the event arbitration is necessary to determine the Purchase Price, prior to initiating the arbitration, each party shall furnish to the other a statement of such party's calculation of the Purchase Price. All fees and expenses of the arbitration, including attorneys' fees, expert witness fees and all other out-of-pocket expenses of both parties, shall be paid by the party whose calculation of the Purchase Price bears the greatest difference from the Purchase Price determined by the arbitrator. The award of the arbitrator shall not be subject to appeal or judicial review of any nature and shall be promptly furnished to the Escrow Agent who shall make distribution of the Exchange Shares in a manner consistent with such award or, if new certificates are required in order to effect the award of the arbitrator, shall deliver the escrowed certificates upon receipt from Buyer of new certificates representing the number of shares corresponding to the Purchase Price determined by such award. In the event new certificates are required and Buyer does not furnish such certificates within ten (10) days after receipt by Escrow Agent of the award, Escrow Agent shall deliver all originally deposited certificates to Sellers.

       13.5  Transfer of the Exchange Shares.

              (a) At the Closing, Buyer shall deliver to Sellers (or to the Escrow Agent if the Purchase Price has not been agreed upon) stock certificates evidencing Exchange Shares having an aggregate Closing Value (less the value of any fractional share which shall be paid in cash) equal to the Purchase Price (or Sellers' Estimate if the Purchase Price has not been agreed upon), together with cash for any fractional shares. If Sellers have referred to arbitration the resolution of a Title Defect pursuant to Section 3.5, the number of Exchange Shares representing the Title Escrow which are delivered to the Escrow Agent under the Title Escrow Agreement shall be deducted from the number of Exchange Shares delivered to Sellers or the Escrow Agent pursuant to the preceding sentences of this Section 13.5. The number of Exchange Shares issued in the name of each Seller shall be determined by multiplying the aggregate number of Exchange Shares to be issued by the percentage set opposite the name of such Seller in Exhibit A. Fractional shares shall not be issued, in which event the number of shares to be issued to a Seller shall be rounded down to the nearest whole share and the cash for any fractional shares resulting from the Purchase Price shall be distributed to Sellers in proportion to the number of shares received.

              (b) Each of the Sellers represents and warrants to Buyer that the Exchange Shares it will receive under this Agreement are not being acquired with a view to, or in connection with, a distribution of such Exchange Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"). Sellers understand that (i) the Exchange Shares may not be sold or transferred for value except pursuant to an effective registration statement under the Securities Act or an exemption or exception from the registration requirements under the Securities Act, (ii) a stop transfer instruction will be issued with respect to the Exchange Shares, and (iii) the following legend will be placed on the certificates representing the Exchange Shares:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   ARTICLE 14
                                 MISCELLANEOUS

       14.1 Notices. All communications required or permitted to be given under this Agreement shall be in writing and delivered, mailed or transmitted to the parties at the addresses set out below. Notices shall be deemed given when received except that notices given by facsimile transmission on weekends, holidays or after 5:00 p.m. Central Time, shall be deemed received on the next business day. If delivered by commercial delivery service or mailed by registered or certified mail, the delivery receipt shall be evidence of the date of receipt. Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

              (a)    Notices to Buyer:

                     Mr. J. C. Kneale, Vice President
                     ONEOK Resources Company
                     100 W. Fifth Street
                     Tulsa, Oklahoma 74103
                     Fax No. (918) 588-7773

                     With copy to:

                     Donald A. Kihle, Esq.
                     Arrington Kihle Gaberino & Dunn
                     100 W. Fifth Street, Suite 1000
                     Tulsa, Oklahoma 74103
                     Fax No. (918) 588-7873

              (b)    Notices to Sellers:

                     Mr. Ray Potts
                     PSEC, Inc.
                     100 N. Broadway, Suite 3200
                     Oklahoma City, OK  73102
                     Fax No. (405) 235-1223

                     With copy to:

                     C. David Stinson, Esq.
                     McAfee & Taft A Professional Corporation
                     Tenth Floor, Two Leadership Square
                     Oklahoma City, Oklahoma 73102
                     Fax No. (405) 235-0439

       14.2 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Buyer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Sellers, which consent may be withheld in Sellers' sole discretion.

       14.3 Counterparts. This Agreement may be executed in any number of counterparts which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

       14.4 Expenses. Each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated hereby.

       14.5 Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

       14.6 Superseding Effect. This Agreement supersedes any prior agreement or understanding between the parties with respect to the subject matter hereof.

       14.7 Governing Law; Enforcement. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely therein. The prevailing party in any litigation initiated to enforce rights under or collect damages for breach of this Agreement shall be entitled to reimbursement from the non-prevailing party of all costs and expenses, including attorneys' fees, incurred by the prevailing party in connection with such litigation.

       14.8 Exhibits and Schedules. The Exhibits and Schedules referred to herein are attached hereto and by this reference made a part hereof.

       14.9 Announcements. Sellers and Buyer shall consult with each other with regard to all press releases and other announcements issued by either party concerning this Agreement or the transaction contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Sellers shall issue any such press release or other publicity without the prior written consent of the other party.

       14.10 Survival of Warranties and Representations and Indemnification. Notwithstanding any investigation conducted before or after the closing, the parties shall, subject to any state of facts or limitations set forth in the Schedules attached hereto or otherwise specifically provided in this Agreement, be entitled to rely upon the warranties and representations set forth herein and the obligations of the parties with respect thereto shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date, at which time all warranties and representations set forth in this Agreement and all liabilities of the parties with respect thereto shall terminate, except for warranties and representations relating to income taxes and except for claims relating to any other warranties or representations which are asserted in writing on or before such first anniversary of the Closing Date. Warranties and representations concerning income taxes and all liabilities of the parties with respect thereto shall continue in effect for a period of five years after the Closing Date. Subject to any applicable statutes of limitation, the liabilities of the parties with respect to all other warranties and representations as to which timely claims have been asserted in writing shall continue until such claims have been finally decided, settled or adjudicated. Each party will indemnify and hold the other party harmless from any and all actual loss, cost, liability and expense (including reasonable attorneys' fees) resulting from such breach of its warranties, representations, and obligations under this Agreement. Each party's liability resulting from any breach of its warranties, representations, or other obligations set forth herein to another party shall be limited, in the aggregate, to the excess of any loss resulting therefrom over $50,000 and Seller's liability shall be limited to the Purchase Price.

       14.11 Further Assurances. After the Closing the parties shall, at the sole cost and expense of the requesting party if more than an immaterial expense is involved, (i) furnish such additional information, (ii) execute and deliver such additional documents, and (iii) perform such additional acts, as may be necessary and reasonably requested by the other party or parties to effect the transaction contemplated by this Agreement.

       14.12 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no waiver of any claim or right under this Agreement will be valid unless evidenced by a writing signed by the waiving party, (ii) no waiver given by a party will be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

       Executed as of the date first above written.


                                        SELLERS:
                                        -------




                                        ----------------------------------------
                                        Ray H. Potts, Individually and as
                                        Trustee of the Ray H. Potts Living
                                        Trust




                                        ----------------------------------------
                                        Robert L. Stephenson, Individually and
                                        as Trustee of the Robert L. Stephenson
                                        Living Trust




                                        ----------------------------------------
                                        R. L. Hilbun




                                        ----------------------------------------
                                        Roger A. Rose

                                        BUYER:
                                        -----

                                        ONEOK RESOURCES COMPANY, a Delaware
                                        corporation



                                        By
                                          --------------------------------------
                                          Vice President

LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------

A             Sellers and Stock Ownership

B             Corporate Structure

C             Sycamore System

D Listing of Properties (by well, with WI and NRI), together with Agreed Values

E             Deposit Agreement

F             Escrow Agreement

G             Opinion of Sellers' Counsel

H             Opinion of Buyer's Counsel

Schedules
---------

4.2 Long term sale/purchase agreements; contracts involving prepayments and makeup rights

4.5           Material executory contracts

4.11          Financial statements

4.12          Changes since the Balance Sheet Date

4.13          Past due/problem accounts receivable

4.18          Employees

4.19          Employee benefits

4.21          Insurance

4.22          Short term investments; bank accounts

8.5           Gas imbalances

                                                                       EXHIBIT A


                                         Ownership (Shares and %)
                                   -----------------------------------------
Seller                                PSEC, Inc.               PSPC, Ltd.
------                                ----------               ----------
Ray H. Potts, Trustee of           5,200,000 (63.41%)
the Ray H. Potts Living
Trust

Ray H. Potts                         108,432 (63.41%)

Robert L. Stephenson,              2,800,000 (34.14%)
Trustee of the Robert L.
Stephenson Living Trust

Robert L. Stephenson                                         58,386 (34.14%)

R. L. Hilbun                         143,224 ( 1.75%)         2,987 ( 1.75%)

Roger A. Rose                         57,290 ( 0.70%)         1,195 ( 0.70%)
                                   ---------                -------

                 Totals            8,200,514                171,000

                                                                     EXHIBIT "B"





     PSEC, INC.
 An Oklahoma Sub "S" Corp.                              PSPC, LTD.
                           |                       An Oklahoma Sub "S" Corp.
                           |                                    |
                           |                                    |
N.E. 23RD L.L.C.                                                |
         An Oklahoma Limited Liability      SYCAMORE GAS SYSTEM
         Corp.                                   Oklahoma General Partnership
     PSEC, Inc. Managing Partner                  PSPC, Inc., General Partner

                                                                     EXHIBIT "C"



1. The Sycamore Gas System facilities include, but are not limited to, the following:

              a. A gas gathering system which consists of 18.9 miles of various sizes and types of pipe, as generally depicted on the attached plat. The pipe ranges in size from 2" to 8".

              b.  Gas processing plant which is currently not in use.

              c.  Two compressors, 200 hp each.

              d.  Four storage tanks:  714 bbl., 238 bbl., 210 bbl., 100 bbl.

              e. Portable building used as an office. A trailer is used as a warehouse for materials and supplies.


2. The gas plant is located on approximately 10 acres in Section 12-T3S-R1E, Carter County, Oklahoma. The 10 acres is leased under a long term lease dated November 27, 1984, a copy of which has been made available for review by Buyer.

                                      &A                             EXHIBIT "D"


Exhibit "D-1"            PSEC, Inc.


Well Name                       nbr  def      PSEC WI        PSEC NRI       PSEC RI        PSEC ORRI  PSEC net
Anderson                       1-21  pdp     0.04083620     0.03243710                                   4,401
Beeson                         1-23  pdp     0.18883900     0.15052925                                     496
Bobcat                         1-27  pdp     0.02742072     0.02299008                                   7,513
Boren                          1-34  pdp     0.00966795     0.00813228                                   1,235
Boren                          2-34  prb     0.00966795     0.00813228                                       0
Bowman                         2-10  pdp     0.24562500     0.19957040                                   1,472
Bryan Bolin                    1-25  pdp     0.01068750     0.00883970                                   1,770
Burch *                        2-12  pud     0.02862431     0.02215527     0.00715543     0.01741137    70,842
Burch, Arbuckle **             3-12  pud     0.02862431     0.02215527     0.00715543     0.01741137         0
Burch, Springer **             1-12  pbp     0.02862431     0.02215527     0.00715543     0.01741137     7,783
Burch, Sycamore *              1-12  pdp     0.02862431     0.02215527     0.00715543     0.01741137   202,832
Burch, Woodford *              1-12  pbp     0.02862431     0.02215527     0.00715543     0.01741137         0
Buzzard                        1-26  pdp     0.02250000     0.01771020                                     943
City of Ardmore                1-13  pdp     0.26214184     0.20597814                                 121,010
City of Ardmore                2-13  pud     0.26214184     0.20597814                                       0
City of Ardmore, Arbuckle      3-13  pud     0.26214184     0.20597814                                       0
City of Ardmore, Springer      1-13  pbp     0.26214184     0.20597814                                       0
Colorado Coal Prospect                       0.01541666     0.01187083                                  50,000
Condor                         1-27  pdp     0.02250000     0.01856310                                       0
Danker                         1-35  pdp     0.02250000     0.01743568                                   4,492
Davis Unit                     1-27  pdp     0.02250000     0.01816227                    0.01708985    23,983
Dennis                         1-36  pud     0.01107420     0.00927250                                   4,119
Donald                         1-14  pdp     0.10807300     0.08780900                                  16,948
Downs *                        2-07  pud     0.06361801     0.06214500     0.00721585     0.00534640   187,215
Downs *                        3-07  pud     0.06361801     0.06214500     0.00721585     0.00534640    50,682
Downs, Arbuckle                4-07  pud     0.06361801     0.06214500     0.00721585     0.00534640         0
Downs, Springer *              1-07  pbp     0.06361801     0.06214500     0.00721585     0.00534640    13,772
Downs, Sycamore                1-07  pdp     0.06361801     0.06214500     0.00721585     0.00534640   146,587
Downs, Woodford *              1-07  pbp     0.06361801     0.06214500     0.00721585     0.00534640    19,138
Eagle                          1-27  pdp     0.02250000     0.01816227                    0.01708985     2,281
Emily Taylor                   2-23  pdp     1.00000000     0.81164560                    0.06250000   262,878
Estella George                 1-25  pdp                                                  0.00637936         0
Fable #                        1-24  pdp     0.01296877     0.01018038                                       0
Falcon                         1-34  pdp     0.02250000     0.01743570                                   1,052
Festus                         1-24  pdp     0.09778590     0.07240261                                   1,773
Galt, 3 wells **             C unit  pdp     0.25000000     0.21875000                                       0
Goss                           1-36  pdp     0.02277859     0.01785728                                   4,478
Griffith                       1-03  pdp     0.06850950     0.05498290                                  11,839
Guy                            1-35  pdp     0.09375000     0.08203000                                       0
Harper-Stine                   1-28  pdp     0.00687500     0.00559270                                     752
HDS Corp, Cromwell             1-24  pdp     0.47057614     0.37066456                                  12,624
HDS Corp, Hunton               1-24  pdp     0.47057614     0.41047096                                  48,740

                                      &A

Exhibit "D-1"                      PSEC, Inc.

Well Name                          nbr  def      PSEC WI        PSEC NRI       PSEC RI        PSEC ORRI  PSEC net$
Hendricks, Arbuckle               5-01  pud     0.03992804     0.03120732     0.00000842     0.01287641         0
Hendricks, Springer *             1-01  pbp     0.03992804     0.03120732     0.00000842     0.01287641     3,104
Hendricks, Syc & Wdfd *           2-01  pud     0.03992804     0.03120732     0.00000842     0.01287641   107,383
Hendricks, Syc & Wdfd *           3-01  pud     0.03992804     0.03120732     0.00000842     0.01287641    50,606
Hendricks, Syc & Wdfd *           4-01  pud     0.03992804     0.03120732     0.00000842     0.01287641    17,365
Hendricks, Sycamore               1-01  pdp     0.03992804     0.03120732     0.00000842     0.01287641    50,640
Hendricks, Woodford *             1-01  pbp     0.03992804     0.03120732     0.00000842     0.01287641    10,491
Hennessey                         1-26  pdp     0.02250000     0.01771490                                       0
Hennessey                         2-26  prb     0.02250000     0.01771490                                       0
Herndon, Checkerboard *           1-35  pbp     0.01074780     0.00882832                                   3,127
Herndon, Cleveland                1-35  pdp     0.01074780     0.00882832                                     885
Hissom                            1-18  pdp     0.22727310     0.18151883                    0.00525214    21,687
Hissom, Arbuckle                  2-18  pud     0.22727310     0.18151883                    0.00525214         0
Hissom, Woodford *                1-18  pbp     0.22727310     0.18151883                    0.00525214    73,109
Humphries                         1-25  pdp     0.01089840     0.00887390                                     197
Humphries, Chckrd *               1-25  pbp     0.01089840     0.00887390                                   3,330
Janes                             1-26  pdp     0.02250000     0.01901250                                   1,872
Jimmie B                          1-33  pdp     0.24500000     0.19500000                                       0
Jones                             1-11  pdp     0.22257773     0.17786610     0.00203987     0.00216085   163,838
Jones                             4-11  pud     0.22257773     0.17786610     0.00203987     0.00216085         0
Jones *                           2-11  pud     0.22257773     0.17786610     0.00203987     0.00216085   243,498
Jones *                           3-11  pud     0.22257773     0.17786610     0.00203987     0.00216085   135,064
Jones, Arbuckle                   5-11  pud     0.22257773     0.17786610     0.00203987     0.00216085         0
Jud Little, Arbuckle              3-06  pud     0.05010000     0.04138286     0.00027866                        0
Jud Little, Sycamore              1-06  pdp     0.05010000     0.04138286     0.00027866                  229,129
Jud Little, Sycamore *            2-06  pud     0.05010000     0.04138286     0.00027866                  140,473
Jud Little, Viola                 1-06  pdp     0.05010000     0.04105155                                  11,479
Jud Little, Woodford *            1-06  pbp     0.05010000     0.04138286     0.00027866                    7,145
King Baker **                     C115  pdp     0.06293500     0.05507000                                       0
Kubiak #                          1-23  pdp     0.03473690     0.02526320                                   1,744
Life                              1-04  pdp     0.24500000     0.19919110                                  57,626
Lion                              1-34  pdp     0.00966800     0.00811030                                   2,653
Lion, Checkerboard *              1-34  pbp     0.00966800     0.00811030                                   2,887
Lowery                            1-35  pdp     0.02250000     0.01754390                                   1,165
Markham                           1-05  pdp     0.30430320     0.22565416                    0.00016436    77,471
Markham, Arbuckle                 2-05  pud     0.30430320     0.22565416                    0.00016436         0
Markham, Woodford *               1-05  pbp     0.30430320     0.22565416                    0.00016436    55,578
Max Yeager                        1-06  pdp     0.05010000     0.04138286     0.00027866                   42,197
Max Yeager, Springer *            1-06  pbp     0.05010000     0.04138286     0.00027866                    1,437
Max Yeager, Sycamore *            2-06  pud     0.05010000     0.04138286     0.00027866                  104,408
Max Yeager, Woodford *            1-06  pbp     0.05010000     0.04138286     0.00027866                   10,354
Micheal                           1-32  pdp     0.24090066     0.19272052                                       0
Newbern                           1-15  pdp     0.39500000     0.29624990                                   4,767
Noah                              1-08  pdp     0.03333300     0.02588020                                       0
O'Day                             1-25  pdp     0.01187599     0.00973106                                     121
O'Harro                           1-33  pdp     0.24500000     0.19416250                                  23,751
O'Harro Waterflood                      pdp     0.24500000     0.19416250                                       0

                                      &A


Exhibit "D-1"                        PSEC, Inc.


Well Name                         nbr  def      PSEC WI        PSEC NRI       PSEC RI        PSEC ORRI  PSEC net$
Owl                              1-34  pdp     0.00966800     0.00811030                                     820
Pannell, prod & swd **         1&2-34  pdp     0.25000000     0.21875000                                       0
Panther, Checkerboard            1-26  pbp     0.02742072     0.02299008                                   8,276
Panther, Cleveland               1-26  pdp     0.02742072     0.02299008                                   7,513
Payne                            1-27  pdp     0.02250000     0.01887370                                   1,281
Payne                            2-27  prb     0.02250000     0.01887370                                       0
Pearl #                          1-23  pdp     0.12121330     0.09939491                                       0
Pletcher *                       2-12  pud     0.01633798     0.01319247     0.00715543     0.01741137    43,417
Pletcher, Springer               1-12  pbp     0.01633798     0.01319247     0.00715543     0.01741137         0
Pletcher, Sycamore               1-12  pdp     0.01633798     0.01319247     0.00715543     0.01741137    32,559
PSEC Inc. Income, etc.                         1.00000000     1.00000000                               2,300,000
Rackley                          1-35  pdp     0.01074780     0.00882830                                     215
Roundup                          1-20  pdp     0.10763900     0.08598090                                  11,096
Roundup, Arbuckle                2-20  pud     0.10763900     0.08598090                                       0
Shaffner                         1-21  pdp     0.01778229     0.01407691                                       0
Smith                            2-01  pdp     0.15997940     0.12314130                                   5,344
Stansberry                       1-31  pdp     0.12500000     0.09954350                                       0
State                            1-16  pdp     0.03333334     0.02497400                                     452
Stein                            2-03  pdp     0.12434940     0.10393110     0.00391721                        0
Storey #                         1-24  pdp     0.04042665     0.03295464                                  18,930
Strader                          1-08  pdp     0.29825069     0.23835735                    0.00501713     1,263
Strader, Arbuckle                3-08  pud     0.29825069     0.23835735                    0.00501713         0
Strader, Sycamore               2H-08  prb     0.29825069     0.23835735                    0.00501713         0
Strader, Woodford                1-08  pbp     0.29825069     0.23835735                    0.00501713         0
Strader,Springer *               1-08  pbp     0.29825069     0.23835735                    0.00501713    94,851
Tiger                            1-26  pdp     0.02250000     0.01901250                                   6,225
Tucker                           1-35  pdp     0.11538450     0.08913450                                       0
Tunder                          A1-11  pdp     0.03749940     0.02915000                                  28,126
Van Gundy                        1-36  pdp     0.01107420     0.00927250                                     331
Van Gundy **                     2-36  prb     0.01107420     0.00927250                                       0
Varner                           1-02  pdp     0.19040610     0.15043826     0.00327226     0.00392231   439,287
Varner *                         2-02  pud     0.19040610     0.15043826     0.00327226     0.00392231   563,567
Varner *                         3-02  pud     0.19040610     0.15043826     0.00327226     0.00392231   211,596
Varner, Arbuckle **              4-02  pud     0.19040610     0.15043826     0.00327226     0.00392231         0
Varner, Woodford *               1-02  pbp     0.19040610     0.15043826     0.00327226     0.00392231    25,642
Way                              1-04  pdp     0.24500000     0.19919110                                     631
Whitnah                          1-34  pdp     0.01092360     0.00890360                                      31
Whitnah                          2-34  prb     0.01092360     0.00890360                                       0
Wilma                            1-33  pdp     0.24500000     0.19500000                                       0
Yates                            1-02  pdp     0.08903044     0.06772830                                  43,496
                                                                                                       6,789,180

                                                                       EXHIBIT E

                               DEPOSIT AGREEMENT

       THIS DEPOSIT AGREEMENT (this "Agreement") is made and entered into as of the 9th day of January, 1997 by and among the entities and individuals executing this Agreement as Sellers (collectively the "Sellers" and individually a "Seller"), ONEOK RESOURCES COMPANY, a Delaware corporation ("Buyer"), and BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA ("Escrow Agent").

                              W I T N E S S E T H:

       THAT WHEREAS, this Agreement is being executed and delivered contemporaneously with the execution and delivery of that certain Stock Purchase Agreement of even date herewith between Sellers and Buyer (the "Stock Purchase Agreement"), pursuant to which Sellers have agreed to sell and Buyer has agreed to purchase all of the outstanding shares of the capital stock of PSEC, Inc. and PSPC, Ltd.; and

       WHEREAS, Section 2.4 of the Stock Purchase Agreement provides for the contemporaneous execution and delivery of a deposit agreement substantially in the form of this Agreement; and

       WHEREAS, Escrow Agent has agreed to execute this Agreement and to hold the amount deposited hereunder in escrow subject to the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and of other good and valuable consideration, the parties to this Agreement hereby agree as follows:

       1. Deposit. Simultaneously with the execution of this Agreement, Buyer is delivering to Escrow Agent, by wire transfer of immediately available funds in accordance with instructions received from Escrow Agent, the sum of $1,000,000 (the "Deposit"), which shall be held, administered and distributed by the Escrow Agent as hereinafter provided.

       2. Nature of Deposit. Escrow Agent shall hold the Deposit, and all instruments and certificates received by Escrow Agent as a result of investing the Deposit, and all interest and other earnings thereon, in escrow for the benefit of Sellers and Buyer, and the same shall never become part of the general assets of Escrow Agent but shall always be specifically identified as part of the escrow created hereunder. The obligation of Escrow Agent to deliver the Deposit, and all interest and earnings thereon, in accordance with the terms of this Agreement shall never be considered as a general obligation or indebtedness of Escrow Agent, but rather shall be an obligation to return money, certificates, interest and other property held in escrow.

       3. Investments. The Deposit shall be invested by Escrow Agent in U.S. government obligations, money market obliga-tions, other short-term cash equivalents or fully-insured bank time deposits (which may be issued by Escrow Agent or its affiliates), as Escrow Agent may deem appropriate. All time deposits issued by Escrow Agent or its affiliates shall be registered in the name of Ray H. Potts and Robert L. Stephenson, as Co-trustees; however, for income tax purposes all income earned on the Deposit shall be allocated to and borne by the party or parties receiving such income. Escrow Agent shall reinvest from time to time all income received by it from investment of the Deposit and all such income shall become a part of the Deposit when and as received.

       4. Fees and Expenses. For its services hereunder, Escrow Agent shall be entitled to a fee of $750.00 for the period ending March 31, 1997, and an annual fee of $600.00 for each 12-month period after such time that any amounts remain in escrow hereunder (to be reduced prorata for any fractional portion of a year), plus its actual out-of-pocket expenses. All such fees and expenses shall be paid through a charge against the Deposit.

       5. Distributions; Termination. The Escrow Agent shall make distribution of the Deposit (i) as directed by written notice to Escrow Agent executed by Sellers and Buyer, or (ii) to either Sellers or Buyer as determined by a written arbitration award certified to Escrow Agent by either Sellers or Buyer as the award issued as the result of arbitration proceedings between Sellers and Buyer concerning entitlement to the Deposit, whichever of (i) or
(ii) above first is received by Escrow Agent. This Agreement and the escrow arrangement created hereunder shall terminate at such time as the entire Deposit has been distributed in accordance with the provisions of this Section 5.

       6. Agents for Sellers; Authority; Indemnification. By execution of this Agreement, Sellers hereby designate Ray H. Potts and Robert L. Stephenson as their agents for purposes of giving and receiving notices, instructions and other communications to and from the Escrow Agent pursuant to the terms of the Agreement. Sellers do hereby ratify and confirm each such notice, instruction or other communication hereafter given by the said Ray H. Potts or Robert L. Stephenson, and do hereby agree to hold the Escrow Agent harmless with respect to, and waive any claim that may arise by reason of the Escrow Agent treating as valid or complying with the terms of, any such notice, instruction or other communication. All distributions of the Deposit made to Sellers shall be made to a joint account in the name of Ray H. Potts and Robert L. Stephenson, Co-trustees, to be opened and maintained with Escrow Agent's banking department specifically for the purpose of receiving distributions from the Deposit pursuant to the terms of this Agreement. Escrow Agent is specifically authorized by all parties Seller to make all distributions to Sellers pursuant to this Agreement to said joint account, and upon making any such distribution shall be relieved of all liability or responsibility with respect to the allocation or further distribution thereof among Sellers.

       7. Inspection; Reports. All money or other property held as a part of the Deposit shall at all times be clearly identified as being held by Escrow Agent under and pursuant to the terms of this Agreement. Any party hereto may inspect the Deposit at any time during Escrow Agent's normal business hours. Escrow Agent shall furnish to Sellers and Buyer, within five (5) business days after receipt of a written request therefor, a report which describes all investments made by Escrow Agent with respect to the Deposit and the balance thereof as of the date of such report. A final report shall be furnished by Escrow Agent within ten (10) days after final distribution of the Deposit.

       8. Escrow Agent. Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent on the terms and subject to the conditions set out in this Agreement. In taking any action hereunder, Escrow Agent shall be protected in relying upon any notice, communication or other document believed by it to be genuine and upon any evidence deemed by it to be sufficient, and in no event shall Escrow Agent be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct. The Escrow Agent may consult with counsel of its choosing in connection with its duties hereunder and shall be fully protected with respect to any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel. Escrow Agent shall be entitled to recover, as an expense pursuant to Section 4 hereof, the reasonable fees and expenses of such counsel.

       9. Litigation Involving Escrow Agent. In the event Escrow Agent becomes involved in litigation by reason of the performance of its duties as Escrow Agent hereunder, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event Escrow Agent is threatened with litigation by reason hereof, or if a successor Escrow Agent is not agreed upon by the parties as provided in Section 10 hereof, it is hereby authorized to interplead all interested parties in any court of competent jurisdiction and deposit with the clerk of such court any funds, securities or other property held by it pursuant hereto and thereupon shall stand fully relieved and discharged of any further duties hereunder.

       10. Resignation. Escrow Agent may, in its sole discretion, resign and terminate its position as escrow agent hereunder upon thirty (30) days prior written notice to Buyer and Sellers. Such resignation shall, when effective, terminate all obligations and duties of Escrow Agent hereunder, except as hereinafter set forth. On the effective date of such resignation, Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments and documents, and together with the Deposit, to any successor Escrow Agent agreed to by the parties. If the parties are unable to agree, Escrow Agent may proceed under Section 9 hereof.

       11. Notices. All notices, instructions and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by commercial courier service, or mailed by certified mail, return receipt requested, as follows:

              (a)    If to Sellers:

                     Mr. Ray. H. Potts
                     PSEC, Inc.
                     3200 Liberty Tower
                     100 N. Broadway
                     Oklahoma City, OK 73102
                     Fax No. (405)235-1223

                     and to:

                     Mr. Robert L. Stephenson
                     PSEC, Inc.
                     3200 Liberty Tower
                     100 N. Broadway
                     Oklahoma City, OK 73102
                     Fax No. (405)235-1223

              (b)    If to Buyer:

                     Mr. J. C Kneale, Vice President
                     ONEOK Resources Company
                     100 W. Fifth Street
                     Tulsa, OK 74103
                     Fax No. (918)588-7773


              (c)    If to the Escrow Agent:

                     Boatmen's First National Bank of Oklahoma
                     P.O. Box 25189
                     Oklahoma City, OK  73128
                     Attn:  Ms. Sue Shipman
                            Corporate Trust Department

or to such other address as any party hereto may designate by prior written notice to the other parties.

       12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       13. Modification. This Agreement may be amended or modified only by a subsequent written agreement executed by Sellers, Buyer and Escrow Agent.

       14. Governing Law. This Agreement shall be governed by construed and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely therein.

       15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one such counterpart.

       16. Headings. Paragraph headings contained in this Agreement are for convenient reference only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        SELLERS:
                                        -------




                                        ----------------------------------------
                                        Ray H. Potts, Individually and as
                                        Trustee of the Ray H. Potts Living
                                        Trust




                                        ----------------------------------------
                                        Robert L. Stephenson, Individually and
                                        as Trustee of the Robert L. Stephenson
                                        Living Trust




                                        ----------------------------------------
                                        R. L. Hilbun

                                        ----------------------------------------
                                        Roger A. Rose

                                        BUYER:
                                        -----

                                        ONEOK RESOURCES COMPANY, a Delaware
                                        corporation



                                        By
                                          --------------------------------------
                                          Vice President

                                        ESCROW AGENT:
                                        ------------

                                        BOATMEN'S FIRST NATIONAL BANK OF
                                        OKLAHOMA


                                        By
                                          --------------------------------------
                                          Vice President and Trust Officer

                                                                       EXHIBIT F

                                ESCROW AGREEMENT

       THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _______, 1997, by and among the entities and individuals executing this Agreement as Sellers (collectively the "Sellers" and individually a "Seller"), ONEOK RESOURCES COMPANY, a Delaware corporation ("Buyer"), and BOATMEN'S FIRST NATIONAL BANK OF OKLAHOMA ("Escrow Agent").

                              W I T N E S S E T H:

       THAT WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement dated as of January __, 1997 between Sellers and Buyer (the "Stock Purchase Agreement"), Sellers agreed to sell and Buyer agreed to purchase all of the outstanding shares of the capital stock of PSEC, Inc. and PSPC, Ltd.; and

       WHEREAS, Section 3.5 of the Stock Purchase Agreement provides that under certain circumstances an escrow agreement substantially in the form of this Agreement shall be executed and delivered by and among the parties at the closing of the transaction contemplated by the Stock Purchase Agreement; and

       WHEREAS, Escrow Agent has agreed to execute this Agreement and to hold the stock certificates deposited hereunder in escrow subject to the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and of other good and valuable consideration, the parties to this Agreement hereby agree as follows:

       1. Escrow Fund. Simultaneously with and as a part of the closing of the transaction contemplated by the Stock Purchase Agreement, Buyer shall deliver to Escrow Agent stock certificates issued in the names of Sellers representing an aggregate of _____ shares of the common capital stock of ONEOK Inc. (the "Escrow Fund"), which shall be held, administered and distributed by the Escrow Agent as hereinafter provided.

       2. Nature of Escrow Fund. Escrow Agent shall hold the Escrow Fund, and all dividends, interest and other earnings thereon, in escrow for the benefit of Sellers and Buyer, and the same shall never become part of the general assets of Escrow Agent but shall always be specifically identified as part of the escrow created hereunder. The obligation of Escrow Agent to deliver the Escrow Fund, and all dividends, interest and earnings thereon, in accordance with the terms of this Agreement shall never be considered as a general obligation or indebtedness of Escrow Agent, but rather shall be an obligation to return money, certificates, interest and other property held for the benefit of Sellers and Buyer.

       3. Investments. To the extent the Escrow Fund is comprised of cash, such cash shall be invested by Escrow Agent in U.S. government obligations, money market obligations, other short-term cash equivalents or fully-insured bank time deposits (which may be issued by Escrow Agent or its affiliates).
All time deposits issued by Escrow Agent or its affiliates shall be registered in the name of Ray H. Potts and Robert L. Stephenson, as Co-trustees; however, for income tax purposes all income earned on the Escrow Fund shall be allocated to and borne by the party or parties receiving such income. Escrow Agent shall reinvest from time to time all income received by it from investment of the Escrow Fund and all such income shall become a part of the Escrow Fund when and as received.

       4. Fees and Expenses. For its services hereunder, Escrow Agent shall be entitled to a fee of $_______ for the period ending May 31, 1997, and an annual fee of $_______ for each 12-month period after such time that any amounts remain in the Escrow Fund (to be reduced prorata for any fractional portion of a year), plus its actual out-of-pocket expenses. All such fees and expenses shall be paid through a charge against the Escrow Fund or equally by Sellers and Buyer if there is no cash in the Escrow Fund.

       5. Distributions; Termination. The Escrow Agent shall make distribution of the Escrow Fund (i) as directed by written notice to Escrow Agent executed by Sellers and Buyer, or (ii) to either Sellers or Buyer as determined by a written arbitration award certified to Escrow Agent by either Sellers or Buyer as the award issued as the result of arbitration proceedings between Sellers and Buyer concerning entitlement to the Escrow Fund, whichever of (i) or (ii) above first is received by Escrow Agent. This Agreement and the escrow arrangement created hereunder shall terminate at such time as the entire Escrow Fund has been distributed in accordance with the provisions of this
Section 5.

       6. Agents for Sellers; Authority; Indemnification. By execution of this Agreement, Sellers hereby designate Ray H. Potts and Robert L. Stephenson as their agents for purposes of giving and receiving notices, instructions and other communications to and from the Escrow Agent pursuant to the terms of the Agreement. Sellers do hereby ratify and confirm each such notice, instruction or other communication hereafter given by the said Ray H. Potts or Robert L. Stephenson, and do hereby agree to hold the Escrow Agent harmless with respect to, and waive any claim that may arise by reason of the Escrow Agent treating as valid or complying with the terms of, any such notice, instruction or other communication. All cash distributions made to Sellers from the Escrow Fund shall be made to a joint account in the name of Ray H. Potts and Robert L. Stephenson, as Co-trustees, to be opened and maintained with Escrow Agent's banking department specifically for the purpose of receiving distributions from the Escrow Fund pursuant to the terms of this Agreement. All stock certificates distributed to Sellers from the Escrow Fund shall be delivered to Ray H. Potts and Robert L. Stephenson for further distribution to Sellers. Escrow Agent is specifically authorized by all Sellers to make all distributions to Sellers pursuant to this Agreement in accordance with the foregoing, and upon making any such distribution shall be relieved of all liability or responsibility with respect to the allocation or further distribution thereof to or among Sellers.

       7. Inspection; Reports. All money or other property held as a part of the Escrow Fund shall at all times be clearly identified as being held by Escrow Agent under and pursuant to the terms of this Agreement. Any party hereto may inspect the Escrow Fund at any time during Escrow Agent's normal business hours. Escrow Agent shall furnish to Sellers and Buyer, within five
(5) business days after receipt of a written request therefor, a report which describes all investments made by Escrow Agent with respect to the Escrow Fund and the balance thereof as of the date of such report. A final report shall be furnished by Escrow Agent within ten (10) days after final distribution of the Escrow Fund.

       8. Escrow Agent. Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent on the terms and subject to the conditions set out in this Agreement. In taking any action hereunder, Escrow Agent shall be protected in relying upon any notice, communication or other document believed by it to be genuine and upon any evidence deemed by it to be sufficient, and in no event shall Escrow Agent be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct. The Escrow Agent may consult with counsel of its choosing in connection with its duties hereunder and shall be fully protected with respect to any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel. Escrow Agent shall be entitled to recover, as an expense pursuant to Section 4 hereof, the reasonable fees and expenses of such counsel.

       9. Litigation Involving Escrow Agent. In the event Escrow Agent becomes involved in litigation by reason of the performance of its duties as Escrow Agent hereunder, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto, less fees and expenses, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event Escrow Agent is threatened with litigation by reason hereof, or if a successor Escrow Agent is not agreed upon by the parties as provided in Section 10 hereof, it is hereby authorized to interplead all interested parties in any court of competent jurisdiction and deposit with the clerk of such court any funds, securities or other property held by it pursuant hereto, less fees and expenses, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Upon deposit with the court of all such funds, securities or other property held by it hereunder, Escrow Agent shall be indemnified by Sellers and Buyer against any further costs or liabilities arising under this Agreement.

       10. Resignation. Escrow Agent may, in its sole discretion, resign and terminate its position as escrow agent hereunder upon thirty (30) days prior written notice to Buyer and Sellers. Such resignation shall, when effective, terminate all obligations and duties of Escrow Agent hereunder, except as hereinafter set forth. On the effective date of such resignation, Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments and documents, and together with the Escrow Fund, to any successor Escrow Agent agreed to by the parties. If the parties are unable to agree, Escrow Agent may proceed under Section 9 hereof.

       11. Notices. All notices, instructions and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by commercial courier service, or mailed by certified mail, return receipt requested, as follows:

              (a)    If to Sellers:

                     Mr. Ray. H. Potts
                     3200 Liberty Tower
                     100 N. Broadway
                     Oklahoma City, OK 73102
                     Fax No. (405)235-1223

                     and to:

                     Mr. Robert L. Stephenson
                     3200 Liberty Tower
                     100 N. Broadway
                     Oklahoma City, OK 73102
                     Fax No. (405)235-1223

              (b)    If to Buyer:

                     Mr. J. C Kneale, Vice President
                     ONEOK Resources Company
                     100 W. Fifth Street
                     Tulsa, OK 74103
                     Fax No. (918)588-7773



              (c)    If to the Escrow Agent:

                     Boatmen's First National Bank of Oklahoma
                     P.O. Box 25189

                     Oklahoma City, OK  73128
                     Attn: __________________
                           Corporate Trust Department

or to such other address as any party hereto may designate by prior written notice to the other parties.

       12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

       13. Modification. This Agreement may be amended or modified only by a subsequent written agreement executed by Sellers, Buyer and Escrow Agent.

       14. Governing Law. This Agreement shall be governed by construed and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely therein.

       15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one such counterpart.

       16. Headings. Paragraph headings contained in this Agreement are for convenient reference only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

       17. Enforcement. Any litigation involving this Escrow Agreement shall be brought either in the District Court of Oklahoma County, Oklahoma, or the United States District Court for the Western District of Oklahoma. All parties hereby consent to venue in either such court. The prevailing party in any litigation initiated by Sellers or Buyer under or to enforce this Agreement shall be entitled to reimbursement from the non-prevailing party (Sellers or Buyer) of all costs and expenses, including attorneys fees, incurred by the prevailing party in connection with such litigation. By way of example, but not limitation, in the event either Sellers or Buyer assert by written notice given to the other that joint instructions be given to the Escrow Agent to distribute certain certificates or a certain sum from the Escrow Fund in a particular manner pursuant to the terms of the Stock Purchase Agreement, and the other party objects or refuses to join in such written notice, the party seeking to require such notice may initiate litigation seeking a court order requiring the party refusing to sign such joint instructions to sign such instructions, or directing the Escrow Agent to make the requested distribution. If such litigation is initiated by either party and an order is entered directing the other party to sign a written notice to the Escrow Agent requesting, or directing Escrow Agent to make, a distribution substantially as requested by the initiating party, such other party shall bear and pay all costs of such litigation, including reasonable attorneys fees.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        SELLERS:
                                        -------




                                        ----------------------------------------
                                        Ray H. Potts, Individually and as
                                        Trustee of the Ray H. Potts Living
                                        Trust




                                        ----------------------------------------
                                        Robert L. Stephenson, Individually and
                                        as Trustee of the Robert L. Stephenson
                                        Living Trust




                                        ----------------------------------------
                                        R. L. Hilbun




                                        ----------------------------------------
                                        Roger A. Rose

                                        BUYER:
                                        -----

                                        ONEOK RESOURCES COMPANY, a Delaware
                                        corporation



                                        By
                                          --------------------------------------
                                          Vice President

                                        ESCROW AGENT:
                                        ------------

                                        BOATMEN'S FIRST NATIONAL BANK OF
                                        OKLAHOMA


                                        By
                                          --------------------------------------
                                          Vice President and Trust Officer

                                                                       EXHIBIT G


                                  LAW OFFICES
                                 MCAFEE & TAFT
                           A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7101
                                 (405) 235-9621
                               FAX (405) 235-0439


                               February 28, 1997



ONEOK Resources Company
100 West Fifth Street
Tulsa, Oklahoma 74103


       Re: Stock Purchase Agreement dated as of January 9, 1997, by and among the entities and individuals executing same as Sellers (collectively the "Sellers" and individually a "Seller"), and ONEOK Resources Company, a Delaware corporation ("Buyer") (the "Agreement")

Ladies and Gentlemen:

       We have acted as counsel to Sellers in connection with the negotiation and execution of the Agreement and the Closing of the transactions contemplated thereby. This opinion is being furnished to you pursuant to Section 10.4 of the Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

       In rendering this opinion, we have reviewed (i) a fully executed counterpart original of the Agreement, (ii) the Certificate of Incorporation, Bylaws, stock records and minute book of each of PSEC, Inc. and PSPC, Ltd. (the "Companies"), (iii) the partnership agreement of Sycamore Gas System, a general partnership (Sycamore"), and (iv) originals or photocopies, authenticated to our satisfaction, of such records, certificates of public officials, certificates of officers of the Companies, instruments and other documents as we have deemed necessary to render the opinions expressed herein.

       We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We also have assumed the genuineness of all signatures appearing on all documents reviewed by us, the legal capacity of all natural persons executing such documents and the authority of all persons executing such documents in a representative capacity.

       Based upon the foregoing and subject to the conditions, qualifications and limitations set forth herein, it is our opinion that:

       1. Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and is qualified to do business and is in good standing in each jurisdiction where Reserve Report Properties are located. Each of the Companies has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

       2. Sycamore is a general partnership duly organized and validly existing under the laws of the State of Oklahoma. Sycamore has the power and authority under its partnership agreement and applicable law to own and use its properties and to transact the business in which it is engaged.

       3. The entire authorized capital stock of PSEC consists of 10,000,000 shares of common stock, par value $.10 per share. There are presently outstanding 8,200,514 shares of PSEC Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable. To our knowledge, there are no outstanding warrants, options, contracts, calls or other rights of any kind or restriction on the right of transfer with regard to any shares of PSEC Common Stock.

       4. The entire authorized capital stock of PSPC consists of 200,000 shares of common stock, par value $1.00 per share. There are presently outstanding 171,000 shares of PSPC Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable. To our knowledge, there are no outstanding warrants, options, contracts, calls or other rights of any kind or restriction on the right of transfer with regard to any shares of PSPC Common Stock.

       5. Each Seller is the record owner of the number of shares of PSEC Common Stock and PSPC Common Stock set forth opposite the name of such Seller in Exhibit A to the Agreement.

       6. With respect to each Seller, the Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, and all certificates, instruments and agreements executed and delivered by Seller at the Closing constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

       The foregoing opinions are subject to and qualified in all respects by the following:

       A. The opinions expressed herein are limited to matters governed by the laws of the State of Oklahoma and applicable federal law.

       B. We express no opinion as to PSEC's, PSPC's or Sycamore's title to any of their respective assets or their right to own or operate any of said assets under applicable local, state, federal or Indian laws, rules or regulations.

       C. We assume no obligation to advise or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention or any change in any laws or legislative action, judicial decisions or otherwise which hereafter may occur.

       D. Our opinion in paragraph 2 as to the organization and existence of Sycamore is based solely on our review of the applicable partnership agreement and certificates executed by officers of PSPC.

       This opinion is being furnished to you solely in connection with the Closing of the transactions contemplated by the Agreement and may be relied upon and used by you solely for such purpose. This opinion may not be filed with any governmental agency or furnished to or relied upon by any other person in any other context or for any other purpose.

                                             Very truly yours,

                                                                       EXHIBIT H

                         [Arrington, Kihle letterhead]


                               ____________, 1997


Mr. Ray H. Potts, Individually
      and as Trustee of the Ray
      H. Potts Living Trust
Mr. Robert L. Stephenson, Individually
      and as Trustee of the Robert L.
      Stephenson Living Trust
Mr. R. L. Hilbun
Mr. Roger A. Rose
c/o PSEC, Inc.
3200 Liberty Tower
100 N. Broadway
Oklahoma City, OK 73102


       Re: Stock Purchase Agreement dated as of January __, 1997, by and among the entities and individuals executing same as Sellers (collectively the "Sellers" and individually a "Seller"), and ONEOK Resources Company, a Delaware corporation ("Buyer") (the "Agreement")

Ladies and Gentlemen:

       We have acted as counsel to Buyer and to ONEOK Inc., the corporate parent of Buyer, in connection with the negotiation and execution of the Agreement and the Closing of the transactions contemplated thereby. This opinion is being furnished to you pursuant to Section 11.4 of the Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

       In rendering this opinion, we have reviewed (i) a fully executed counterpart original of the Agreement, (ii) the Certificate of Incorporation, Bylaws, stock record and minute book of each of Resources and ONEOK, (iii) the ONEOK SEC Documents, (iv) the agreements (including, without limitation, the Shelf Registration Agreement) and the stock certificates evidencing the Exchange Shares executed and delivered by Buyer at the Closing, and (v) originals or photocopies, authenticated to our satisfaction, of such records, certificates of public officials, certificates of officers of Buyer, instruments and other documents as we have deemed necessary to render the opinions expressed herein.

       We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We also have assumed the genuineness of all signatures appearing on all documents reviewed by us, the legal capacity of all natural persons executing such documents and the authority of all persons executing such documents in a representative capacity.

       Based upon the foregoing and subject to the conditions, qualifications and limitations set forth herein, it is our opinion that:

       1. Each of Resources and ONEOK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Resources is a wholly-owned, first tier subsidiary of ONEOK.

       2. The Agreement has been duly authorized, executed and delivered by Buyer. All certificates, instruments and agreements executed and delivered by Buyer at the Closing, including, without limitation, the Shelf Registration Agreement, have been duly authorized, executed and delivered by Buyer and all requisite corporate action has been taken to authorize the execution thereof and the performance of the transactions contemplated thereby. Buyer has all necessary authority under its certificate of incorporation, bylaws and other governing documents and otherwise has good right and lawful authority to consummate the same.

       3. The Agreement and all certificates, instruments and agreements executed and delivered by Buyer at the Closing, including, without limitation, the Shelf Registration Agreement, constitute the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

       4. The entire authorized capital stock of ONEOK consists of 60,000,000 shares of ONEOK Common Stock, 340,000 shares of ONEOK Preferred Stock, and 3,000,000 shares of Preference Stock. At the close of business on January 3, 1997: (i) 27,311,617 shares of ONEOK Common Stock and 180,000 shares of ONEOK Preferred Shares were issued and outstanding and 3,848,886 shares of ONEOK Common Stock were reserved for issuance pursuant to ONEOK's Employee Stock Purchase Plan, Key Employee Stock Plan, and Thrift Plan for Employees of ONEOK and subsidiaries, (collectively, the "ONEOK Stock Plans"); (ii) no shares of ONEOK Preference Stock were outstanding; (iii) 200,000 shares of ONEOK Participating Preference Stock have been reserved for issuance pursuant the exercise of ONEOK Stock Purchase rights; (iv) no shares of ONEOK Common Stock were held by ONEOK in its treasury; and (v) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which ONEOK stockholders may vote were issued or outstanding. All such issued and outstanding shares of ONEOK Common Stock and ONEOK Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding shares of capital stock of the subsidiaries of ONEOK are owned by

ONEOK, or a direct or indirect wholly owned subsidiary of ONEOK. To our knowledge, except (i) as set forth above and as contemplated by the ONEOK Rights Agreement, (ii) for changes since August 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the ONEOK Stock Plans and ONEOK's Direct Stock Purchase and Dividend Reinvestment Plan, and (iii) as contemplated by the Agreement, there are outstanding: (A) no shares of capital stock; (B) no securities of ONEOK or any subsidiary of ONEOK convertible into or exchangeable for shares of capital stock, or other voting securities of ONEOK or any subsidiary of ONEOK, and (C) no options, warrants, calls, subscriptions, convertible securities, or other rights (including preemptive rights), commitments or agreements to which ONEOK or any subsidiary of ONEOK is a party or by which it is bound in any case obligating ONEOK or any subsidiary of ONEOK to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock or any securities of ONEOK or any subsidiary of ONEOK exercisable for, exchangeable for or convertible into such capital stock, or obligating ONEOK or any subsidiary of ONEOK to grant, extend or enter into any such option, warrant, call, subscription, convertible securities, or other right, commitment or agreement.

       5. The Exchange Shares issued to Sellers at the Closing have been duly authorized and validly issued, are fully paid and non-assessable. The Exchange Shares represent voting stock of ONEOK entitling the holders of such stock to vote on all significant matters as to which stockholders of a corporation normally are entitled to vote, including, without limitation, the election of directors, and to our knowledge no actions have been taken by ONEOK to render the voting power of the ONEOK Stock illusory or insignificant as a class.

       The foregoing opinions are subject to and qualified in all respects by the following:

       A. Except as hereinafter provided, the opinions expressed herein are limited to matters governed by the laws of the State of Oklahoma and applicable federal law. While we are not licensed to practice law in the State of Delaware, we have become familiar with and have considerable expertise with respect to those provisions of Delaware corporate law by which matters affecting the governance of Resources and ONEOK, as Delaware corporations, are bound. Accordingly, the opinions expressed herein are intended to extend to, cover and include matters governed by Delaware corporate law.

       B. The opinions expressed herein are limited to the matters stated herein and no opinion shall be deemed implied or inferred beyond the matters specifically and expressly stated. We assume no obligation to advise or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention or any change in any laws or legislative action, judicial decisions or otherwise which hereafter may occur.

       C. The opinions expressed herein are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

       This opinion is being furnished to you solely in connection with the Closing of the transactions contemplated by the Agreement and may be relied upon and used by you solely for such purpose. This opinion may not be filed with any governmental agency or furnished to or relied upon by any other person in any other context or for any other purpose.

                                        Very truly yours,

                                                                    SCHEDULE 4.2

Long-term Sale/Purchase Agreements
o Gas Purchase Agreement dated April 1, 1990 and amended to end March 31, 2000, between all working interest owners in Springer Field and Sycamore Gas System. (Applicable to Springer Field, Carter County, OK)

o Gas Processing and Gathering Contract between Mobil Natural Gas Inc. (now PanEnergy) and Sycamore Gas System, ending December 31, 2001. (Applicable to Springer Field, Carter County, OK)

o Gas Purchase Contract between Unimark L.L.C. (PSEC's gas marketer) and Centoma Gas System, Inc., ending November 1, 1997. (Applicable to Wellston Field, Lincoln County, OK)


Contracts Involving Prepayments
o Settlement Agreement dated February 15, 1988, between PSEC's principals and Arkla Energy Resources (now NORAM) for prepayment of gas that expires June 30, 1999. (Applicable to Reynolds well, Pittsburg County,
       OK)

                                                                   SCHEDULE 4.5





1. Lease for Office Space
         3200 Liberty Tower, Oklahoma City, OK
         Liberty Property Management
         Expires 7/31/97
         Monthly lease payments of $5,170
         (A copy of this contract has been made available for review by Buyer)

                                                           SCHEDULE 4.11(a)(ii)

PSEC, INC.
BALANCE SHEET
AUGUST 31, 1996  (UNAUDITED)

                                     ASSETS

CURRENT ASSETS
CASH                                                                  1,170,152
ACCOUNTS RECEIVABLE                                                     569,622
                                                                     ----------
    TOTAL CURRENT ASSETS                                              1,739,774
                                                                     ----------
PROPERTY & EQUIPMENT
PRODUCING PROPERTIES                                                    990,075
FURNITURE & OFFICE EQUIPMENT                                            198,341
AUTOMOBILES                                                              27,442
LEASE & WELL EQUIPMENT                                                  136,887
DEPRECIATION & DEPLETION                                               (763,431)
                                                                     ----------
    TOTAL PROPERTY & EQUIP                                              589,314
                                                                     ----------
OTHER ASSETS
PROSPECT INVENTORY                                                       54,359
UNDEVELOPED LEASEHOLD                                                    36,802
OTHER                                                                    45,889
                                                                     ----------
                                                                        137,050
                                                                     ----------

TOTAL ASSETS                                                          2,466,138
                                                                     ==========

                              LIABILITIES & EQUITY

LIABILITIES
ACCOUNTS PAYABLE                                                        337,026
OIL & GAS REVENUE PAYABLE                                               789,776
ADVANCED DRILLING COSTS                                                  31,852
                                                                     ----------
  T0TAL LIABILITIES                                                   1,158,654
                                                                     ----------
EQUITY
COMMON STOCK                                                            820,051
RETAINED EARNINGS                                                       291,333
CURRENT YEAR INCOME                                                     196,100
                                                                     ----------
  TOTAL EQUITY                                                        1,307,484
                                                                     ----------

TOTAL LIABILITIES & EQUITY                                            2,466,138
                                                                     ==========




See Notes to PSEC, Inc. Financial Statements

PSEC, INC.
STATEMENT OF REVENUES AND EXPENSES
EIGHT MONTHS ENDED 8/31/96
(UNAUDITED)


REVENUES

OIL AND GAS SALES                                                     $ 501,054
OVERHEAD INCOME                                                         444,638
SALE OF PROSPECTS                                                        14,294
INTEREST & DIVIDEND INCOME                                               30,687
OTHER                                                                    (6,828)
                                                                      ---------
                                                                      $ 983,845
                                                                      ---------

EXPENSES

INTANGIBLE DRILLING COSTS                                             $  71,176
LEASE OPERATING EXPENSE                                                 177,695
PRODUCTION TAXES                                                         34,897
DEPRECIATION & DEPLETION EXP                                             15,000
GENERAL & ADMINISTRATIVE                                                486,950
OTHER                                                                     2,027
                                                                      ---------
                                                                      $ 787,745
                                                                      ---------

   NET INCOME                                                         $ 196,100
                                                                      =========



See Notes to PSEC, Inc. Financial Statements

                                                           Schedule 4.11 (a)(iv)

PSPC, LTD.
BALANCE SHEET (UNAUDITED)
AUGUST 31, 1996


                                     ASSETS


CURRENT ASSETS
CASH                                                             $206,370
INVESTMENT IN SECURITIES                                          234,571
ACCOUNTS RECEIVABLE                                               214,509
                                                              -----------
    TOTAL CURRENT ASSETS                                         $655,450
                                                              -----------
OTHER ASSETS
INVESTMENT IN PARTNERSHIP                                         $35,739
PRODUCING PROPERTIES                                              160,441
LEASE & WELL EQUIPMENT                                             13,613
DEPRECIATION & DEPLETION                                          (45,886)
                                                              -----------
    TOTAL OTHER ASSETS                                           $163,907
                                                              -----------

TOTAL ASSETS                                                     $819,357
                                                              ===========


                            LIABILITIES AND EQUITY

LIABILITIES
ACCOUNTS PAYABLE                                                   $1,794
                                                              -----------

EQUITY
CAPITAL STOCK                                                    $171,000
PAID IN CAPITAL                                                    49,000
RETAINED EARNINGS                                                 190,248
CURRENT YEAR INCOME                                               407,315
                                                              -----------
TOTAL EQUITY                                                     $817,563
                                                              -----------

TOTAL LIABILITIES AND EQUITY                                     $819,357
                                                              ===========


See Notes to PSPC, Ltd. Financial Statements

PSPC, LTD.
STATEMENT OF REVENUES & EXPENSES
EIGHT MONTHS ENDED AUGUST 31, 1996
(UNAUDITED)


REVENUES

OIL AND GAS SALES                                              $47,994
OVERHEAD INCOME                                                 38,621
PARTNERSHIP INCOME-SYCAMORE GAS                                287,277
INTEREST & DIVIDEND INCOME                                       9,528
OTHER INCOME                                                    51,163
                                                           -----------
                                                              $434,583
                                                           -----------

EXPENSES

LEASE OPERATING EXPENSE                                        $12,003
PRODUCTION TAXES                                                 3,387
DEPRECIATION & DEPLETION EXP.                                    5,000
GENERAL & ADMINISTRATIVE                                         6,878
                                                           -----------
                                                               $27,268
                                                           -----------

   NET INCOME                                                 $407,315
                                                           ===========



See Notes to PSPC, Ltd. Financial Statements

SCHEDULE 4.12

1. On October 4, 1996, PSPC, Ltd. received a $114,565 cash distribution from Sycamore Gas System. This represented PSPC's share of a $275,000 quarterly cash distribution made by SGS.

2. On October 10, 1996, PSPC, Ltd. made a cash distribution to its shareholders totaling $395,000.

3. PSEC agreed to assign and transfer to Ray Potts, Robert Stephenson, Mark Potts and Saundra Johnson the following described personal property prior to the closing: [Attached]

4.   Working capital distribution authorized by Section 8.8.


             PSEC, Inc. net working capital                      $ 581,120
                  12/96 contributions made by shareholders          (5,000)
                                                                 ---------
             Working capital distribution                        $ 576,120
             PSPC, Ltd. net working capital                      $ 653,656
                  Distributions made 10/96 to shareholders        (395,000)
                                                                 ---------
             Working capital distribution                        $ 258,656

Schedule 4.13





                                                                   BALANCE
OWNER                                        AMOUNT                2/26/97
-------                                   ------------          ------------
Premier Development Corp.                      $19,313 (1)           $19,313

R.E. Dawson, Inc.                               $1,563 (2)            $1,343

Robin Sue Perona                                $1,315 (3)            $1,297
                                          ------------          ------------
Total                                          $22,191               $21,953
                                          ============          ============


(1) PSEC has filed a lawsuit in the District Court of Oklahoma County in an effort to collect this past due account. Case no. CJ-96-57-63. A default judgement has been received.

(2) PSEC filed a claim in Small Claims Court, however we did not get good service. No further action has been taken.

(3) PSEC receives an average of $160 per month from oil revenues from this interest to apply to this account balance as well as the monthly operating expenses. We expect this account to ultimately be collected.

SCHEDULE 4.18

Office Personnel
----------------

R.L. Hilbun                                     Roger A. Rose
Vice President/Operations                       Vice President/Finance
Date Hired:  11/1/81                            Date Hired:  10/1/82

Mark C. Potts                                   S. Janelle Miller
Geologist                                       Land Manager
Date Hired:  1/1/92                             Date Hired:  6/16/86

Saundra L. Johnson                              Dana Cowns
Office Mgr. & Sec. to Pres. & Executive V.P.    Revenue Accounting
Date Hired:  4/1/81                             Date Hired:  5/9/88

Joyce Guilliams                                 Kathy Allen
Operations Secretary                            Accts. Pay./Accts. Rec. Accounting
Date Hired:  6/7/95                             Date Hired:  2/16/83

Carol Babb
Receptionist
Date Hired:  12/1/90

--------------------------------------------------------------------------------

Field Personnel
---------------

Phil Bly                                        Don Guy
Pumper - Wellston Field                         Prod. & Drilling Foreman - Springer
Date Hired:  4/1/87                             Date Hired:  5/1/88

Paul Stanfield                                  Chris Stanfield
Pumper - Featherston Field                      Pumper - Featherston Field
Date Hired:  5/1/80                             Date Hired:  6/15/92

SCHEDULE 4.19

Employee Benefits

Listed below are various benefits provided by PSEC for its employees. Some of these benefits are addressed more completely in PSEC's Company Policy.

I.       Medical Insurance

         PSEC has a contract with Blue Cross and Blue Shield of Oklahoma (PPO) to provide medical care to its employees at no charge to the employee. However, if the employee elects to have dependent coverage, the employee is responsible for a small portion of the premium. Because of the high deductible, PSEC assumes a portion of this deductible after certain requirements are met. Copy of this benefit summary is available upon request. (PSEC's cost = $2,678.40/month)

II.      Dental Insurance

         PSEC has a contract with Delta Dental to provide dental care to its employees at no charge to the employee. However, if the employee elects to have dependent coverage, the employee is responsible for a small portion of the premium. (PSEC's cost = $710.28/month)

III.     Life Insurance

         PSEC has a contract with Member Service Life to provide life insurance to its employees at no charge to the employee. This coverage ceases with the termination of employment. PSEC does not provide this coverage for dependents of employees. (PSEC's cost = $86.00/month)

IV.      Cafeteria Plan

         PSEC has a contract with The Summit Group to provide a medical cafeteria plan to employees who wish to enroll. Employees are responsible for a small administration fee for this service.


V.       Savings Plan

         PSEC has a contract with The Principal Financial Group to offer all eligible employees who meet the necessary requirements the option to participate in a 401(K) savings plan. PSEC matches 50% of savings contributions, up to 6% of employee's salary. Summary of this plan is available upon request. (PSEC's cost currently $925.76/month, but can fluctuate)

VI.      Bonus Plan

         PSEC has established a bonus plan for its eligible employees. Copy of PSEC's Bonus Plan is available upon request.

VII.     Parking Benefits

         PSEC provides monthly covered parking at no cost to its employees.

VIII.    Overtime

         PSEC employees are required to work 37.5 hours per week. However, overtime rate does not become effective until the employee has worked a total of 40 hours per week.

IX.      Vacations

         Employees start earning vacation after six months of continuous employment. Further details regarding vacations are addressed in PSEC's Company Policy. Copy of Company Policy is available upon request.

X.       Other

         Other benefits such as pay during authorized absences and holidays are addressed in PSEC's Company Policy. Copy of Company Policy is available upon request.

Schedule 4.21





Insurance Company: Chubb Group - Federal Insurance Company

                                        Effective   Expiration
  Type                       Policy #     Date         Date            Limits
Commercial General Liability  37103734   8/17/96     8/17/97         $2,000,000

Automobile Liability          73167475   8/17/96     8/17/97         $1,000,000

Excess Liability              79073868   8/17/96     8/17/97         $2,000,000

Pollution                     73192892   8/17/96     8/17/97         $1,000,000

Schedule 4.22




      INVESTMENTS
      PSPC, Ltd. -- Merrill Lynch Acct. #84H 07A23
                     Select Ten 96A Dow Equity Income Fund
                    Merrill Lynch Acct. #753672
                     Institutional Intermediate Bond Fund
                    Note-These securities were sold in October & November 1996.
                     A portion of the proceeds were deposited in a Merrill Lynch Ready Asset Trust, acct. #063-84H-07A23-9.

      PSEC, Inc. -- Bancfirst Certificate of Deposit #4007004142
                    Note-Redeemed and deposited in the PSEC Operating Acct. in
                     12/96

      BANK ACCOUNTS
      PSEC, Inc. Bancfirst, OKC, OK Operating Account $0400504448
                 Bancfirst, OKC, OK Revenue Distribution Account #0400504421 Liberty Bank, OKC, OK Payroll Account #0157236

      PSPC, Ltd. Bank of Oklahoma, OKC, OK Account #000109520

      Sycamore Gas System Bank of Oklahoma, OKC, OK   Account #000109509


                 Authorized signers on all bank accounts are:
                  Ray H. Potts
                  Robert L. Stephenson
                  Roger A. Rose


      Safe Deposit Boxes
      PSEC, Inc. Liberty Bank, OKC, OK box #4594C

Schedule 8.5



                                GAS IMBALANCES



                                                              Statement
Well Name                       Over/(Under) - MCF              Date
---------                       ------------------              -----
HDS 1-24 (H & C)                        (1,579)                 8/96